                                                                  EXECUTION COPY
                                                                  --------------








                           PURCHASE AND SALE AGREEMENT
                                (KAUAI ELECTRIC)

                                     between

                           CITIZENS UTILITIES COMPANY

                                       and

                           KAUAI ISLAND UTILITY CO-OP


                          Dated as of February 11, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I         DEFINITIONS.....................................................................................1
         Section 1.1     Certain Defined Terms....................................................................1
         Section 1.2     Other Defined Terms......................................................................8

ARTICLE II        PURCHASE AND SALE...............................................................................9
         Section 2.1     Purchase and Sale of Assets..............................................................9
         Section 2.2     Assumed Liabilities......................................................................9
         Section 2.3     Retained Liabilities....................................................................11
         Section 2.4     Condition on Assignment or Assumption of Contracts and Rights...........................11

ARTICLE III       PURCHASE PRICE.................................................................................12
         Section 3.1     Purchase Price..........................................................................12
         Section 3.2     Deposit.................................................................................13
         Section 3.3     Calculation of Purchase Price...........................................................13
         Section 3.4     Prorations and Adjustments as of the Closing Date.......................................14

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................14
         Section 4.1     Organization, Existence and Qualification...............................................14
         Section 4.2     Authority Relative to this Agreement and Binding Effect.................................15
         Section 4.3     Governmental Approvals..................................................................15
         Section 4.4     Availability of Funds...................................................................15
         Section 4.5     Filings.................................................................................15
         Section 4.6     Brokers.................................................................................15
         Section 4.7     Independent Investigation...............................................................16
         Section 4.8     Public Utility Holding Company Status; Regulation as a Public Utility...................16
         Section 4.9     Buyer's Financial Statements. ..........................................................16
         Section 4.10    Buyer's Insurance.......................................................................16

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................16
         Section 5.1     Organization, Existence and Qualification...............................................16
         Section 5.2     Authority Relative to this Agreement and Binding Effect.................................16
         Section 5.3     Governmental and Other Required Consents................................................17
         Section 5.4     Public Utility Holding Company Status; Regulation as a Public Utility...................17
         Section 5.5     Title to Assets; Liens..................................................................17
         Section 5.6     Financial Statements....................................................................17
         Section 5.7     Compliance with Legal Requirements; Governmental Permits.  .............................18
         Section 5.8     Legal Proceedings; Outstanding Orders. .................................................18
         Section 5.9     Taxes...................................................................................18
         Section 5.10    Intellectual Property...................................................................19
         Section 5.11    Personal Property.......................................................................19
         Section 5.12    Material Contracts; Existing Loan Documents.............................................19
         Section 5.13    Employee Benefit Matters................................................................19
         Section 5.14    Environmental Matters...................................................................20
         Section 5.15    No Material Adverse Change..............................................................20
         Section 5.16    State Regulatory Matters................................................................20
         Section 5.17    Brokers.................................................................................21
         Section 5.18    Disclaimer..............................................................................21

                                                                                                               Page
ARTICLE VI        COVENANTS......................................................................................21
         Section 6.1     Covenants of Seller.....................................................................21
         Section 6.2     Covenants of Buyer......................................................................23
         Section 6.3     Governmental Filings....................................................................24
         Section 6.4     Citizens Marks..........................................................................24
         Section 6.5     Acknowledgment by Buyer.................................................................25
         Section 6.6     Transition Plan.  ......................................................................26
         Section 6.7     IDRB Obligations........................................................................26

ARTICLE VII       CONDITIONS PRECEDENT...........................................................................29
         Section 7.1     Seller's Conditions Precedent to Closing................................................29
         Section 7.2     Buyer's Conditions Precedent to Closing.................................................30

ARTICLE VIII      CLOSING........................................................................................32
         Section 8.1     Closing.................................................................................32

ARTICLE IX        TERMINATION....................................................................................33
         Section 9.1     Termination Rights......................................................................33
         Section 9.2     Limitation on Right to Terminate: Effect of Termination.................................34

ARTICLE X         EMPLOYEE MATTERS...............................................................................35
         Section 10.1    Employment of Transferred Employees.....................................................35
         Section 10.2    Assumption of Collective Bargaining Agreement Obligations...............................35
         Section 10.3    Cessation of Participation in Seller's Plans; Proration of Bonuses......................35
         Section 10.4    Similarity of Benefit Packages..........................................................36
         Section 10.5    Defined Benefit Pension Plan............................................................36
         Section 10.6    401(k) Plan.............................................................................36
         Section 10.7    Welfare Benefits........................................................................37
         Section 10.8    Flexible Spending Accounts..............................................................38
         Section 10.9    Employment Agreements...................................................................38
         Section 10.10   Vacation................................................................................38
         Section 10.11   Severance...............................................................................38
         Section 10.12   Plant Closing Notice....................................................................39

ARTICLE XI        TAX MATTERS....................................................................................39
         Section 11.1    Purchase Price Allocation...............................................................39
         Section 11.2    Cooperation with Respect to Like-Kind Exchange..........................................39
         Section 11.3    Transaction Taxes.......................................................................40

ARTICLE XII       ENVIRONMENTAL MATTERS..........................................................................40
         Section 12.1    Environmental Due Diligence.............................................................40

ARTICLE XIII      INDEMNIFICATION................................................................................42
         Section 13.1    Indemnification by Seller...............................................................42
         Section 13.2    Indemnification by Buyer................................................................42
         Section 13.3    Limitations on Seller's Liability.......................................................43
         Section 13.4    Claims Procedure........................................................................44
         Section 13.5    Exclusive Remedy........................................................................45
         Section 13.6    Indemnification for Negligence..........................................................46
         Section 13.7    Waiver and Release......................................................................46

                                                                                                               Page
ARTICLE XIV       GENERAL PROVISIONS.............................................................................46
         Section 14.1    Expenses................................................................................46
         Section 14.2    Notices.................................................................................46
         Section 14.3    Assignment..............................................................................47
         Section 14.4    Successor Bound.........................................................................48
         Section 14.5    Governing Law...........................................................................48
         Section 14.6    Dispute Resolution......................................................................48
         Section 14.7    Cooperation.............................................................................49
         Section 14.8    Construction of Agreement...............................................................49
         Section 14.9    Publicity.  ............................................................................50
         Section 14.10   Waiver..................................................................................50
         Section 14.11   Parties in Interest.....................................................................50
         Section 14.12   Section and Paragraph Headings..........................................................50
         Section 14.13   Amendment...............................................................................50
         Section 14.14   Entire Agreement........................................................................50
         Section 14.15   Counterparts............................................................................50
         Section 14.16   Severability............................................................................50

                                LIST OF EXHIBITS

Exhibit 6.7             Form of IDRB Obligations Agreement
Exhibit 7.1(g)          Form of Buyer's Opinion of Counsel
Exhibit 7.2(g)          Form of Seller's Opinion of Counsel
Exhibit 8.1(a)          Form of Bill of Sale



                                LIST OF SCHEDULES

Schedule 1.1(a)         Assumed IDRB Indebtedness
Schedule 1.1(b)         Excluded Assets
Schedule 2.2(d)         Certain Assumed Proceedings
Schedule 4.2            Buyer's Authority
Schedule 4.3            Buyer's Governmental Approvals
Schedule 5.2            Seller's Authority
Schedule 5.3            Seller's Governmental and Other Required Consents
Schedule 5.5            Encumbrances; Owned Real Property
Schedule 5.6(a)         Financial Statements
Schedule 5.6(b)         Certain Liabilities
Schedule 5.7            Compliance with Legal Requirements; Governmental Permits
Schedule 5.8            Legal Proceedings; Outstanding Orders
Schedule 5.9            Taxes
Schedule 5.10           Intellectual Property
Schedule 5.12           Material Contracts
Schedule 5.13           Employee Matters
Schedule 5.14           Environmental Matters
Schedule 5.15           Material Adverse Changes
Schedule 5.16           State Regulatory Matters
Schedule 6.1            Conduct of Business
Schedule 6.2(c)         Citizens' Guarantees and Surety Instruments
Schedule 10.1           Active Employees
Schedule 10.7           Retirees and "Grandfathered Employees"

                           PURCHASE AND SALE AGREEMENT
                                (KAUAI ELECTRIC)

         This PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 11th day of February, 2000, by and between CITIZENS UTILITIES COMPANY, a Delaware corporation ("Seller"), and Kauai Island Utility Co-Op, a cooperative association formed pursuant to the provision of Chapter 421C of the Hawaii Revised Statutes ("Buyer"). Capitalized terms used herein shall have the meanings ascribed to them in Article I, unless otherwise provided.

                              W I T N E S S E T H :

         WHEREAS, Seller owns all of the Assets; and

         WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Assets, subject in all respects to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliates" or "Affiliated Entities" -- entities shall be deemed "Affiliated" as to each other to the extent (i) one of the entities directly or indirectly controls the other, or the direct or indirect control of one of the entities is exercised by the officers, directors, stockholders, or partners of the other entity (whether or not such persons exercise such control in their capacities as officers, directors, stockholders, or partners) or (ii) is deemed to be an Affiliate under existing statutes or regulations of the SEC.

         "Assets" -- all of the assets, property and interests of every type and description, real, personal or mixed, tangible and intangible, owned by Seller and relating primarily to the Business, other than the Excluded Assets.

         "Assumed Environmental Liabilities" -- means any of the following:

                  (a) All Environmental Liabilities of Seller relating to the Business or the Assets and arising from or relating to the environmental matters or incidents either disclosed by Seller on Schedule 5.14 as of the date of execution of this Agreement or otherwise known to Buyer on or before the date of execution of this Agreement that remain outstanding as of the Closing Date, it being understood by the parties that the unadjusted Purchase Price reflects Buyer's estimate of any Losses that could arise after the Closing Date with respect to such Environmental Liabilities;

                  (b) All Environmental Liabilities of Seller relating to the Business or the Assets and arising from or relating to the environmental matters or incidents either disclosed to Buyer by Seller after the date of execution of this Agreement (including any additional disclosures appearing on Schedule 5.14 as revised by Seller and delivered to Buyer prior to the Closing Date) or otherwise known to Buyer as of the Closing Date that remain outstanding as of the Closing Date, other than any such Environmental Liabilities that are properly designated by Buyer as New Material Environmental Liabilities in accordance with Section 12.1(g) and that by the Closing Date have not been remedied or responded to by Seller in a manner reasonably satisfactory to Buyer;

                  (c) All Environmental Liabilities of Seller relating to the Business or the Assets that were outstanding or had arisen on or before the Closing Date but with respect to which Seller had no Knowledge as of the Closing Date; and

                  (d) Except for the Retained Environmental Liabilities, any other Environmental Liability of Seller relating to the Business or the Assets, Buyer or any Affiliate, successor or assign of Buyer, whether arising or relating to the period before or after the Closing, including with respect to the removal of asbestos or asbestos-containing materials in connection with any renovation or structural change to any Asset conducted after Closing.

         "Assumed IDRB Indebtedness" -- means the liabilities and obligations from and after the Closing Date (except as set forth below) with respect to the indebtedness of Seller owing to the issuer of the Bonds and arising under the Loan Agreements included among the IDRB Documents set forth in Schedule 1.1(a). "Assumed IDRB Indebtedness" shall include the outstanding principal amount and the accrued but unpaid interest owed by Seller on the debt obligations set forth in the first sentence of this definition.

         "Bonds" -- means any of the bonds issued pursuant to the Indentures of Trust, the proceeds from the issuance of which were advanced to Seller and used in connection with the Business or the Assets of the Business pursuant to any of the IDRB Documents.

         "Business" -- means collectively:

                  (a) the regulated electricity generation, transmission and distribution business conducted by Seller on the island of Kauai, Hawaii through its Kauai Electric division; and

                  (b) the provision of related services and products and the engagement in related activities by Seller on the island of Kauai, Hawaii through its Kauai Electric division.

         "Buyer's IDRB Obligations"-- means the obligations of Buyer set forth in Sections 6.7(a) and 6.7(c), in the Retained IDRB Obligations Agreement to be executed and delivered by Buyer on or prior to the Closing Date in accordance with Sections 6.7(a) and 8.1(d), and in the assumption agreement that is executed and delivered by Buyer at Closing in accordance with Section 8.1(d).

         "Capital Budget -- means the capital budget for the Business approved by the Board of Directors of Seller for the year 2000.

         "Claim Notice" -- means a written notice of a claim given by a party seeking indemnification pursuant to the terms of this Agreement that specifies in reasonable detail the nature of the Losses and the estimated amount of such Losses.

         "Confidentiality Agreement" -- means that certain confidentiality agreement dated October 15, 1999, between Buyer and Seller.

         "Consent" -- any approval, consent, ratification, waiver, or other authorization from any Person.

         "Contract" -- any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding, including Easements.

         "Easements"-- means all easements, rights of way, permits, licenses, and other ways of necessity, whether or not of record.

         "Encumbrance" -- any charge, adverse claim, lien, mortgage, pledge or security interest.

         "Environmental Law"-- any Order or Legal Requirement, and any judicial and administrative interpretation thereof and related policies, guidelines and standards, relating to pollution or protection of the environment and natural resources, including those relating to (a) emissions, discharges, Releases or threatened Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), and (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material, each as in effect as of the date of determination.

         "Environmental Liability" -- means any liability, responsibility or obligation arising out of or relating to:

                  (a) the presence of any Hazardous Material in the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the assets and properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by a Person, and any such Hazardous Material emanating to adjoining or other properties;

                  (b) the use, generation, production, manufacture, treatment, storage, disposal, Release, threatened Release, discharge, spillage, loss, seepage or filtration of Hazardous Materials by a Person or its employees, agents or contractors from, on, under or about the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by such Person or the presence therein or thereunder of any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products or other Hazardous Material;

                  (c) the violation or noncompliance or alleged violation or noncompliance by a Person or its employees, agents or contractors of any Environmental Law arising from or related to its or their conduct, actions or operations or the former or current use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any of such Person's former or current assets or properties;

                  (d) the failure by a Person or its employees, agents, or contractors to have obtained or maintained in effect any certificate, permit or authorization required by any Environmental Law as a result of its or their conduct, actions or operations or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such Person's assets or properties;

                  (e) any and all Proceedings arising out of any of the above-described matters, including Proceedings by Governmental Bodies for enforcement, cleanup, removal, treatment, response, remedial or other actions or damages and Proceedings by any third Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief; and

                  (f) any and all remedial work and other corrective action (including investigation or monitoring of site conditions, or any clean-up, containment, restoration or removal) taken by, or the costs of which are imposed upon, a Person arising from any of the above-described matters.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "Excluded Assets" -- means the following assets of Seller, each of which shall be excluded from the Assets, and not acquired by the Buyer, at
Closing:

                  (a) assets that Seller uses in both the Business and in Seller's other gas, electric, communications or water businesses, the material items of which are described on Schedule 1.1(b), and Contracts regarding the procurement of services or goods by Seller for use in such in other businesses;

                  (b) cash and cash equivalents in transit, in hand or in bank accounts;

                  (c) except as otherwise set forth in Article X, assets attributable to or related to a Benefit Plan of Seller;

                  (d) the stock record and minute books of Seller, duplicate copies of all books and records transferred to Buyer, all records prepared in connection with the sale of the Business (including bids received from third parties and analysis relating to the Business) and all IDRB Documents;

                  (e) assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  (f) except to the extent set forth in Section 3.4, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of Seller or any member of any affiliated group of which either of them is a member;

                  (g) accounts owing, by and among Seller and its Affiliates;

                  (h) all deferred tax assets or collectibles;

                  (i) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto;

                  (j) the Citizens Marks; and

                  (k) the other assets listed on Schedule 1.1(b).

         "Existing Loan Documents"-- means all Contracts relating to the indebtedness for money borrowed by Seller and used in connection with the Business or the Assets as of the date hereof to which Seller is a party, including all IDRB Documents, but excluding line extension agreements or similar arrangements involving customer advances for construction, it being understood and agreed that customer advances, customer deposits and construction advances do not create indebtedness for money borrowed.

         "Final Order" -- an action by a Governmental Body as to which: (a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

         "Future Regulatory Obligations" -- means all liabilities, responsibilities and obligations relating to the Assets or the Business, including capital expenditure obligations and liabilities of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the Balance Sheet, arising out of any Legal Requirement or other action of any Governmental Body, including with respect to all Proceedings of any state regulatory commission relating to the Assets or the Business commenced before or after the Closing Date, regardless of whether the Legal Requirement or other action is or purports to be based on conduct, actions, facts, circumstances or conditions arising, existing or occurring at any time on or prior to the Closing Date, but other than relating to any Retained Environmental Liability.

         "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis.

         "Governmental Body" -- any of the following that possesses competent jurisdiction:

                  (a) federal, state, county, local, municipal or other governmental body;

                  (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

                  (c) any governmental body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Materials" -- any waste or other chemical, material or substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant, or words of similar import, under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including oil, natural gas, petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials, any flammable substances or explosives, any radioactive materials, any toxic wastes of substances, urea formaldehyde foam insulation, toluene or polychlorinated biphenyls.

         "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

         "IDRB Documents" -- means the Loan Agreements, the Tax Regulatory Agreements and Tax Representations and Project Certificates listed in Schedule 5.12.

         "IDRB Indebtedness" -- means the indebtedness of Seller owing to the issuers of the Bonds and arising under the Loan Agreements included among the IDRB Documents. The IDRB Indebtedness is described further in Schedule 5.12 and in Exhibit 6.7.

         "IRC" -- the Internal Revenue Code of 1986, as amended.

         "IRS" -- the Internal Revenue Service or any successor agency.

         "Knowledge" -- means, with respect to Seller, the actual knowledge of Seller's Chief Financial Officer; President, Citizens Public Services; or the Vice President and General Manager of Kauai Electric, or their respective successors.

         "Legal Requirement" -- any federal, state, county, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, adopted code, principle of common law, regulation, rule, directive, approval, notice, tariff, franchise agreement, statute or treaty.

         "Losses" -- shall mean all claims, losses, liabilities, causes of action, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and reasonable attorneys' fees and disbursements in connection therewith).

         "Material Adverse Effect" -- an occurrence or condition that has a material adverse effect on the operation, financial condition or results of operations of the Business, taken as a whole. For purposes of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect (a) if it arises from general business, economic or financial market conditions, from conditions generally affecting the industries in which the Business competes, or from the transactions contemplated by this Agreement, (b) if it is of the type normally recoverable by the Business through rates, or (c) to the extent that the Business may realize the benefit of insurance maintained by Seller or to the extent that Seller or Buyer may receive or recover payments in respect of such occurrence from any other source (whether in a lump sum or stream of payments).

         "Material Contract" -- a Contract relating primarily to the Business and involving a total commitment by or to any party thereto of at least $250,000 on an annual basis and which cannot be terminated by Seller with notice of ninety (90) days or less without penalty to Seller.

         "Order" -- any award, decision, injunction, judgment, order, writ, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, other Governmental Body, or by any arbitrator, each of which possesses competent jurisdiction.

         "Organizational Documents" -- the articles or certificate of incorporation and the bylaws of a corporation or the comparable organizational and governing documents of other Persons.

         "Permitted Encumbrances" -- means any of the following:

                  (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business and which in the aggregate are not substantial in amount and do not interfere with the present use of the Assets to which they apply;

                  (b) liens for current Taxes and assessments not yet due and payable;

                  (c) usual and customary nonmonetary real property Encumbrances, covenants, imperfections in title, Easements, restrictions and other title matters (whether or not the same are recorded) that do not and will not materially interfere with the operation of that portion of the Business currently conducted on such real property;

                  (d) Encumbrances securing the payment or performance of any of the Assumed Liabilities;

                  (e) all applicable zoning ordinances and land use restrictions;

                  (f) with respect to any Asset which consists of a leasehold or other possessory interests in real property, all Encumbrances, covenants, imperfections in title, Easements, restrictions and other title matters (whether or not the same are recorded) to which the underlying fee estate in such real property is subject that do not currently interfere materially with the operation of that portion of the Business currently conducted on such property; and

                  (g) any other Encumbrances, Contracts, obligations, defects or irregularities of any kind whatsoever, affecting the Assets that, individually or in the aggregate, are not such as are reasonably likely to have a Material Adverse Effect or that will be terminated, released or waived on or before the Closing Date.

         "Person" -- any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body.

         "Proceeding" -- any claim, action, arbitration, hearing, litigation or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PUHCA" - the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

         "Real Property" -- all real property owned or leased by Seller in the operation of the Business, together with all interests in real property (including Easements) used or held for use by Seller in the operation of the Business.

         "Related Documents" -- any Contract provided for in this Agreement to be entered into by one or more of the parties hereto in connection with the transactions contemplated by this Agreement.

         "Release" -- any presence, emission, dispersal, disposal, spilling, leaking, emitting, discharging, depositing, pumping, pouring, escaping, leaching, dumping, releasing or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or in, into or from any facility, including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

         "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Retained Environmental Liabilities" -- means Environmental Liability of Seller that Buyer has properly designated to be a New Material Environmental Liability in accordance with Section 12.1(g) and that has not been remedied or responded to by Seller prior to Closing in a manner reasonably satisfactory to Buyer.

         "Retained IDRB Indebtedness" -- means the indebtedness of Seller owing to the issuer of the Bonds and arising under the Loan Agreements included among the IDRB Documents but only to the extent not included in the Assumed IDRB Indebtedness.

         "SEC" -- the United States Securities and Exchange Commission or any successor agency.

         "Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" -- a claim, dispute, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing, and Seller has Knowledge of the same.

         Section 1.2 Other Defined Terms. In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

Term                                                                     Section
----                                                                     -------

Active Employees                                                         10.1
Antitrust Authorities                                                    6.3
Assumed Liabilities                                                      2.2
Balance Sheet                                                            5.6(a)
Bill of Sale                                                             8.1
Buyer Indemnitees                                                        13.1
Buyer's Pension Plan                                                     10.5
Buyer Welfare Plans                                                      10.7(a)
CERCLA                                                                   5.14(e)
Citizens Marks                                                           6.4
Closing                                                                  8.1
Closing Date                                                             8.1
Deposit                                                                  3.2
Employee Plans                                                           5.13
Environmental Data                                                       12.1(c)
Estimated Purchase Price                                                 3.3(a)
Financial Statements                                                     5.6
Purchase Price                                                           3.1
Retained Liabilities                                                     2.3
Seller Indemnitees                                                       13.2
Seller's Pension Plan                                                    10.5
Seller's 401(k) Plan                                                     10.6
Seller Welfare Plan                                                      10.7
Transaction Taxes                                                        11.3
Transferred Employee                                                     10.1

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and accept delivery from Seller, all of the Assets.

         Section 2.2 Assumed Liabilities. In further consideration for the sale of the Assets at the Closing, Buyer will assume and agree to pay, perform and discharge when due, all liabilities and obligations, of every kind or nature, arising out of or relating to:

                  (a) Seller's ownership of the Assets and Seller's conduct or operation of the Business, on and prior to the Closing Date, other than the Retained Liabilities;

                  (b) the Buyer's IDRB Obligations, including the Assumed IDRB Indebtedness;

                  (c) Buyer's ownership or use of the Assets and the conduct or operation of the Business by Buyer, in each case after the Closing Date, including all liabilities, responsibilities and obligations relating to or arising from the following:

                      (i) Transferred Employees (except to the extent otherwise provided in Article X and except for any continuing obligations for any workers compensation claims where the basis of the claim occurred on or before the Closing Date), including any termination of any Transferred Employee for any reason (including constructive dismissal) and Buyer's hiring practices or decisions;

                      (ii) Performance of the Contracts included among the Assets (except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under any such Contract occurring or arising or accruing on or prior to the Closing Date);

                      (iii) Customer advances, customer deposits and construction advances, unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case relating to the Business and outstanding on or arising after the Closing Date;

                      (iv) Future Regulatory Obligations;

                      (v) Assumed Environmental Liabilities;

                      (vi) Transaction Taxes arising out of the sale of the Assets to Buyer hereunder;

                      (vii) Proceedings based on conduct, actions, facts, circumstances or conditions arising or occurring after the Closing Date, Proceedings in respect of Future Regulatory Obligations regardless of when filed, and Proceedings arising from or related to any other Assumed Liability; and

                      (viii) Items addressed in Section 3.1(d) to the extent resulting in a decrease in the Purchase Price; and

          (4) the Proceedings described in Schedule 2.2(d) as Assumed Liabilities; and

          (5) all Proceedings involving Seller, the Assets or the Business based on conduct, actions, facts, circumstances or conditions arising or occurring on or before the Closing Date that are pending or Threatened as of the Closing Date and that are disclosed to Buyer by Seller after the date of execution of this Agreement but prior to the Closing Date (except any such Proceedings described as Retained Liabilities on Schedule 2.2(d) and any such Proceedings relating to the Retained Liabilities described in Sections 2.3(a), (b), (c), (d), and (f)), provided that any Losses incurred by Buyer in connection with any such individual Proceeding in excess of $200,000 shall be Retained Liabilities and Seller shall be obligated to indemnify Buyer pursuant to Section 13.1 (but subject to limitations on such obligations provided in Section 13.3) for such Losses incurred by Buyer in the amount of such excess;

The liabilities, responsibilities and obligations to be assumed by Buyer pursuant to this Section 2.2 are hereinafter collectively referred to as the "Assumed Liabilities." Buyer hereby irrevocably and unconditionally waives and releases Seller from all Assumed Liabilities and all liabilities or obligations relating to the Business or the Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller). Notwithstanding anything in this Section 2.2 to the contrary, "Assumed Liabilities" shall not include any liabilities, responsibilities or obligations expressly stated to be Retained Liabilities pursuant to Section 2.3.

         Section 2.3 Retained Liabilities. Buyer shall not assume and at the Closing Seller shall retain and pay, perform and discharge when due, all of the liabilities and obligations relating to or arising from the following (collectively referred to herein as the "Retained Liabilities"):

                  (a) all obligations of Seller under the IDRB Documents except to the extent also included in Buyer's IDRB Obligations or the Assumed IDRB Indebtedness, and any other indebtedness for money borrowed by Seller (including items due to Seller's Affiliates) other than payment obligations arising after the Closing Date under any equipment lease listed in Part VII of Schedule 5.12 or under any line extension Contracts or similar construction arrangements, it being understood and agreed that such leases, Contracts and similar arrangements do not create indebtedness for money borrowed;

                  (b) Taxes of Seller based on income and any motor vehicle registration Taxes for periods prior to the year in which Closing occurs;

                  (c) Excluded Assets;

                  (d) Non-Transferred Employees, the Seller's Employee Benefit Plans and Employee Plans (except to the extent otherwise provided in Article X) and any breach or default by, or payment obligations of, Seller with respect to any Transferred Employee occurring or arising or accruing on or prior to the Closing Date (except to the extent any such payment obligation becomes the responsibility and obligation of Buyer in accordance with Article X);

                  (e) Proceedings involving Seller, the Assets or the Business based on conduct (including Seller's performance under any Contract included among the Assets), action, facts, circumstances or conditions arising or occurring on or before the Closing Date including Proceedings described as Retained Liabilities in Schedule 2.2(d), but expressly excluding any such liabilities or obligations relating to any Proceeding described as Assumed Liabilities in Schedule 2.2(d) and any Proceeding relating to (x) Assumed Liabilities (subject to the proviso set forth in Section 2.2(e) with respect to the Proceedings described in Section 2.2(e)), (y) Future Regulatory Obligations and (z) Proceedings affecting the industries in which the Business competes; and

                  (f) Retained Environmental Liabilities.

Seller hereby irrevocably and unconditionally waives and releases Buyer from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

         Section 2.4 Condition on Assignment or Assumption of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or assume any Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or assumption thereof, without the Consent of a third party thereto, would constitute a breach thereof. Any transfer or assignment to Buyer by Seller of any property or property rights or any Contract which requires the Consent of any third party shall be made subject to such Consent being obtained. If such Consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller will cooperate with Buyer in any arrangement reasonably designed to provide for Buyer, at Buyer's cost, the benefits under any such Contract including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract deemed to have been assigned or transferred to Buyer pursuant to
Section 2.2(c)(ii).

                                   ARTICLE III
                                 PURCHASE PRICE

         Section 3.1 Purchase Price.

         Subject to the terms and conditions of this Agreement, the aggregate purchase price for the Assets (the "Purchase Price") shall be an amount equal to $270,000,000 in cash, as adjusted in accordance with the following provisions and with such adjustments determined pursuant to Section 3.3, and the assumption by Buyer at Closing of the Assumed Liabilities (including the Assumed IDRB Indebtedness):

                  (a) Such amount will be increased by the aggregate amount of all accounts receivable, earned but unbilled revenue and the materials and supplies inventory of the Business, in each case outstanding as of the Closing Date and other than any such items that are due from Seller's Affiliates.

                  (b) Such amount will be decreased by the aggregate amount of all accounts payable, customer deposits and unexpended cash from customer advances for construction, in each case to the extent relating to the Business and outstanding as of the Closing Date and other than any such items that are due to Seller's Affiliates.

                  (c) Such amount will be increased by the aggregate amount of all (i) capital expenditures relating to the Business that are accrued by Seller between September 30, 1999, and the Closing Date (including expenditures recorded in the Construction Work in Progress account of the Business as of the Closing Date and relating to such period), net of all depreciation expense relating to such new property, plant and equipment accrued by Seller during such periods; (ii) without duplication, expenditures to purchase materials, supplies and other capital items that are dedicated to, but as of Closing have not been used in, the construction or improvement of the property, plant or equipment relating to the Business and (iii) without duplication, other expenditures recorded as an asset of the Business as of the Closing Date and relating to such period to the extent such expenditures are normally recoverable through rates, including expenditures recorded in the Preliminary Survey and Investigation account of the Business.

                  (d) Such amount will be decreased or increased, as appropriate, by an aggregate amount equal to the total amount payable to or by Buyer pursuant to Section 3.4.

                  (e) Such amount will be decreased by the aggregate amount of the Assumed IDRB Indebtedness as of the Closing Date.

         Section 3.2 Deposit. Concurrently with the execution of this Agreement, Buyer has delivered to Seller an irrevocable letter of credit from National Rural Utilities Cooperative Finance Corporation (the "Letter of Credit"), as and for an earnest money deposit, in the amount of $13,500,000 (the "Deposit"). The Letter of Credit has been appropriately conditioned in accordance with the terms of Section 9.2(c).

         Section 3.3 Calculation of Purchase Price.

                  (a) Any of the items included in clauses (a) through (e) of
Section 3.1 that cannot be calculated in a timely fashion as of the Closing Date shall be estimated by Seller in good faith based upon the account balance of such item at the end of the month for which Seller's books are closed next preceding the Closing Date, with such adjustments as may be appropriate to reflect changes in such account balance occurring between such month-end and the Closing Date. Any such estimated amounts shall be set forth in a certificate of Seller delivered to Buyer at least five (5) business days prior to the Closing Date, which certificate shall set forth an estimate of the Purchase Price (the "Estimated Purchase Price"), including such estimated amounts and shall be accompanied by reasonably detailed supporting documentation.

                  (b) Within one hundred twenty (120) days after the Closing Date, Seller shall notify Buyer of the actual amount as recorded on Seller's books and records for the Business of any items that were estimated in arriving at the Estimated Purchase Price, as well as the prorations and adjustments required to be made under Section 3.4 below. Buyer may dispute any amount so determined by Seller, by written notice to Seller within fifteen (15) days after receipt of Seller's notice. If Buyer does not so dispute any item, the party owing the difference between the Estimated Purchase Price and the Purchase Price shall pay such difference to the other party within ten (10) days after the expiration of such fifteen (15) day period, plus interest at 8.25% per annum on such amount from the Closing Date to (but not including) the date of payment. If Buyer disputes the actual amount of any item, the undisputed amount plus interest at 8.25% per annum on such amount from the Closing Date to (but not including) the date of payment shall be paid promptly by the owing party. If such dispute cannot be resolved within sixty (60) days after the giving of Buyer's notice that there exists a disputed amount, then an independent auditor mutually agreeable to Buyer and Seller shall, upon written notice from either Buyer or Seller, resolve such dispute within sixty (60) days after receipt of such notice. The fees and expenses of such independent auditor shall be allocated between Buyer and Seller so that Seller's share of such fees and expenses shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to such auditor that is unsuccessfully disputed by Buyer (as finally determined by such auditor) bears to the total amount of such remaining disputed amounts so submitted by Buyer to such auditor. Any determination by such independent auditor shall be binding and conclusive upon the parties without further appeal therefrom. Within ten (10) days after the independent auditor shall have resolved such dispute, the party owing the determined amount shall pay such determined amount to the other party, plus interest at 8.25% per annum on such determined amount from the Closing Date to (but not including) the date of payment.

         Section 3.4 Prorations and Adjustments as of the Closing Date.

                  (a) Buyer and Seller agree that the following items relating to the Assets and the Business shall be adjusted and allocated as of the Closing Date, with Seller to be responsible for and to receive the benefit of the same for the period through and including the Closing Date and Buyer to be responsible for and to receive the benefit of the same after the Closing Date;

                      (i) real and personal property taxes, assessments and annual registration fees;

                      (ii) water, sewer and other similar types of taxes, and installments on special benefit assessments and regulatory assessments;

                      (iii) electric, gas, telephone and other utility charges;

                      (iv) payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation time of the Transferred Employees, in each case as recorded on Seller's books for the Business as of the Closing Date;

                      (v) rents under leases transferred to or assumed by Buyer;

                      (vi) charges under maintenance, service and other Contracts and fees under licenses transferred to or assumed by Buyer and not included in the items described in Section 3.1(a);

                      (vii) deposits of Seller to the extent transferable to Buyer;

                      (viii) prepaid and accrued expenses;

                      (ix) Taxes such as sales, franchise, gross receipts and other similar taxes based upon revenues; and

                      (x) petty cash.

                  (b) The items listed in Section 3.4(a) above shall be estimated item by item by Seller and reflected on the certificate and supporting documentation to be delivered to Buyer pursuant to Section 3.3(a) and finally determined in accordance with Section 3.3(b).

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.1 Organization, Existence and Qualification. Buyer is a cooperative association duly incorporated, validly existing, and in good standing under the laws of the State of Hawaii, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement and the Related Documents to which Buyer is a party.

         Section 4.2 Authority Relative to this Agreement and Binding Effect. The execution, delivery and performance of this Agreement and the Related Documents by Buyer have been duly authorized by Buyer's Board of Directors, which constitutes all necessary corporate action required on the part of Buyer for such authorizations. Except as set forth in Schedule 4.2, the execution, delivery and performance of this Agreement and the Related Documents by Buyer will not result in (a) any conflict with or breach or violation of or default under the Organizational Documents of Buyer, or (b) a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Contract to which Buyer is a party or by which its assets are bound, or (c) a violation of any Order of any Governmental Body, except for such exceptions to the foregoing clauses (b) and (c) that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Buyer. This Agreement constitutes, and the Related Documents to be executed by Buyer when executed and delivered will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

         Section 4.3 Governmental Approvals. Except for those Consents described in Schedule 4.3 and except as set forth in Schedule 5.3 to the extent (but only to the extent) applicable to Buyer, no Consent of any Governmental Body is required to be obtained by Buyer in connection with the execution and delivery by Buyer of this Agreement or the Related Documents or the consummation of the transactions contemplated by this Agreement or the Related Documents. Buyer has no knowledge of any facts or circumstances relating to Buyer or its Affiliates that reasonably would be likely to preclude or prolong the receipt of such required Consents.

         Section 4.4 Availability of Funds. Buyer has available, and will have available on the Closing Date, sufficient funds to enable it to consummate the transactions contemplated by this Agreement. Buyer has received, and has provided to Seller a true and complete copy of, that certain commitment letter dated as of February 11, 2000, duly executed by Buyer and the National Rural Utilities Cooperative Finance Corporation ( the "CFC"), which commitment includes the irrevocable commitment of the CFC to issue on behalf of Buyer a credit support and liquidity facility with respect to all of the Assumed IDRB Indebtedness which qualifies for a rating category from a nationally recognized credit rating service in the highest short-term rating category and in a long-term investment grade credit rating category of at least "A+" or its equivalent (the "CFC Debt Support Facility").

         Section 4.5 Filings. No statement furnished by Buyer for inclusion in any filing with any Governmental Body in connection with obtaining such Governmental Body's Consent for the consummation of the transactions contemplated by this Agreement will contain, as of the date such information is so provided, any untrue statement of a material fact or will omit to state, as of the date such information is so provided, any material fact which is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         Section 4.6 Brokers. No broker or finder has acted for or on behalf of Buyer or any Affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate of Buyer for which Seller or any Affiliate of Seller has or will have any liability or obligations (contingent or otherwise).

         Section 4.7 Independent Investigation. Buyer, through its agents or otherwise, is knowledgeable about the businesses engaged in by Seller through its Kauai Electric division and of the usual and customary practices of companies engaged in businesses similar to such businesses and has had access to the Assets, the officers and employees of Seller, and the books, records and files of Seller relating to the Business and the Assets. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Business and upon the representations and warranties made in Article V. Accordingly, Buyer acknowledges that Seller has not made, and Seller is expressly disclaiming and negating any representation or warranty (other than those express representations and warranties made in Article V), express, implied, at common law, by statute or otherwise, relating to the Business.

         Section 4.8 Public Utility Holding Company Status; Regulation as a Public Utility. Neither Buyer nor any of its Affiliates is a "holding company", a "subsidiary" of a "public utility company" or of a "holding company," or an "affiliate" of a "public utility company" or of a "holding company," within the meaning of such terms in PUHCA.

         Section 4.9 Buyer's Financial Statements. As Buyer is not presently doing business, and has done no business prior to the execution date of this Agreement, it has no historical financial statements. Buyer agrees to deliver to Seller pro forma financial statements of Buyer, based on the Financial Statements and reflecting Buyer's financing for the acquisition contemplated by this Agreement, within 30 days after the execution of this Agreement.

         Section 4.10 Buyer's Insurance. At least ten (10) days prior to the Closing Date, Buyer will deliver to Seller a Schedule that lists the Buyer's policies and contracts in effect as of the date hereof for casualty and property insurance covering its assets and properties and the operation of its business, together with the risks insured against, coverage limits, deductible amounts and carriers.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 5.1 Organization, Existence and Qualification. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Business as it is now being conducted, to own or use the Assets, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement and the Related Documents to which Seller is a party. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Hawaii and each other state in which the failure to be so qualified or in good standing would have a Material Adverse Effect.

         Section 5.2 Authority Relative to this Agreement and Binding Effect. The execution, delivery and performance of this Agreement and the Related Documents by Seller have been duly authorized by all requisite corporate action. Except as set forth in Schedule 5.2, the execution, delivery and performance of this Agreement and the Related Documents by Seller will not result in (a) any conflict with or breach or violation of or default under the Organizational Documents of Seller, (b) to Seller's Knowledge, a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Material Contract to which Seller is a party or by which any of the Assets are bound, or (c) a violation of any Order of any Governmental Body, except for such exceptions to the foregoing clauses (b) and (c) that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or that will be cured, waived or otherwise remedied on or prior to the Closing Date. This Agreement constitutes and the Related Documents to be executed by Seller when executed and delivered will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

         Section 5.3 Governmental and Other Required Consents. Except as set forth in Schedule 5.3, no Consent of any Governmental Body or third Person is required to be obtained by Seller in connection with the execution and delivery by Seller of this Agreement or the Related Documents or the consummation by Seller of the transactions contemplated by this Agreement or the Related Documents, other than (i) any Consent the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect and (ii) any Consent that is obtained or made on or prior to the Closing Date.

         Section 5.4 Public Utility Holding Company Status; Regulation as a Public Utility. Seller is a "public utility company" (as such term is defined in PUHCA). Seller is not a "holding company", a "subsidiary" of a "public utility company," or an "affiliate" of a "public utility company" or of a "holding company," within the meaning of such terms in PUHCA.

         Section 5.5 Title to Assets; Liens. Seller has good and indefeasible title to the Assets reflected in the Financial Statements except those that in the aggregate are not material to the Business and those disposed of since the date of the Financial Statements in the ordinary course of business or otherwise disposed of in accordance with this Agreement. None of the Assets are subject to any Encumbrance except (i) Encumbrances described in Schedule 5.5 and (ii) Permitted Encumbrances. Schedule 5.5 lists each material parcel of Real Property owned in fee simple that is a part of the Assets. To Seller's Knowledge, Seller owns or possesses all Easements necessary to conduct the Business as now being conducted without any known conflict with the rights of others, in each case except to the extent that the failure to own or possess such Easements would not have a Material Adverse Effect. Seller enjoys peaceful and undisturbed possession under all material real property leases included in the Assets, and to the Knowledge of Seller, all such leases are valid and subsisting and in full force and effect.

         Section 5.6 Financial Statements.

                  (a) Schedule 5.6(a) sets forth the unaudited balance sheet for the Business as at September 30, 1999 (the "Balance Sheet") and unaudited statement of income of the Business for the nine-month period ended September 30, 1999 (collectively, the "Financial Statements"). Except as set forth in
Schedule 5.6(a), the Financial Statements have been prepared on a pre-tax basis in accordance, in all material respects, with GAAP applied on a basis consistent with prior periods. To the Knowledge of Seller and except as set forth in
Schedule 5.6(a), the Balance Sheet presents fairly in all material respects the financial condition of the Business as of its date and the income statement included in the Financial Statements presents fairly in all material respects the results of operations of the Business for the periods covered thereby. The books and records of Seller from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation.

                  (b) To the Knowledge of Seller, as of the date of execution of this Agreement, there are no Liabilities except for Liabilities (i) reflected in the Balance Sheet, (ii) arising under the Existing Loan Documents, (iii) listed in Schedule 5.6(b), or (iv) which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect. As used in this
Section 5.6(b), the term "Liabilities" shall only mean claims of creditors and Governmental Bodies against Seller arising out of activities, operations or transactions of Seller relating to the Business occurring before the execution date of this Agreement which have been Threatened or resulted in a Proceeding against Seller and that have become due or accrued or could reasonably be expected to become due or accrued within the twelve-month period following the execution date of this Agreement, but excluding any Liabilities under Legal Requirements, Orders and Contracts where Seller is not currently in material violation of or default under any provision thereof.

         Section 5.7 Compliance with Legal Requirements; Governmental Permits. Except as set forth in Schedule 5.7, to the Knowledge of Seller: (a) Seller is not in violation of any Legal Requirement or Order that is applicable to it, to the conduct or operation of the Business, or to the ownership or use of any of the Assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and (b) Seller possesses all permits, licenses, and authorizations from Governmental Bodies required by any applicable Legal Requirement or Order necessary to permit the operation of the Business in the manner in which it is currently being conducted by Seller, except where the failure to possess any such permit, license or authorization is not reasonably likely to result in a Material Adverse Effect.

         Section 5.8 Legal Proceedings; Outstanding Orders. Except as set forth in Schedule 5.8, there is no pending or Threatened Proceeding (a) that has been commenced against Seller that is reasonably likely to have a Material Adverse Effect or (b) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated hereby. Except as disclosed in
Schedule 5.8, there are currently no outstanding Orders against Seller which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Assets (other than any Order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.

         Section 5.9 Taxes. Seller has filed all United States federal, state and local income Tax Returns required to be filed by Seller or requests for extensions to file such Tax Returns have been timely filed, and Seller has paid and discharged or made adequate provision for all Taxes except where failure to so file, pay, discharge or make adequate provision for are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters except as set forth in Schedule 5.9. There are no Tax liens on the Assets. As of the date of this Agreement, Seller has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax except as set forth in Schedule 5.9.

         Section 5.10 Intellectual Property. Schedule 5.10 lists all patents, trademarks, service marks and copyrights used or held for use by Seller primarily in the operation of the Business. Seller has no Knowledge of (i) any infringement or claimed infringement by Seller of any patent, trademark, service mark or copyright of others or (ii) any infringement of any patent, trademark, service mark or copyright owned by or under license to Seller except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

         Section 5.11 Personal Property. Except for normal wear and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the tangible Assets are in normal operating condition and in a state of reasonable maintenance and repair.

         Section 5.12 Material Contracts; Existing Loan Documents. Schedule 5.12 contains, to Seller's Knowledge, a complete and correct list as of the date hereof of all Material Contracts (other than line extension Contracts and similar construction arrangements), including all Existing Loan Documents. To Seller's Knowledge, there are no defaults under any such Contracts that, individually or in the aggregate, will have a Material Adverse Effect. Except as set forth in Schedule 5.12, Seller is not obligated under any Contract relating to the Business or the Assets with respect to industrial development bonds or other obligations with respect to which the interest thereon is excluded from gross income of the holder for federal or state income tax purposes.

         Section 5.13 Employee Benefit Matters.

                  (a) Schedule 5.13 lists (i) each "Employee Benefit Plan," as such term is defined in Section 3(3) of ERISA, which is covered by any provision of ERISA and which is maintained by Seller for the benefit of the Active Employees; (ii) each other material fringe benefit plan, policy or arrangement currently maintained by Seller for the benefit of Active Employees which provides for pension, deferred compensation, bonuses, severance, employee insurance coverage or similar employee benefits (collectively, "Employee Plans"); and (iii) each collective bargaining, union or other employee association agreement, employment, managerial advisory, and consulting agreement, employee confidentiality agreement, and all other material agreements, policies, or arrangements maintained by Seller for the Active Employees. Seller has made available to Buyer copies, which were accurate and complete as of the date so made available, of all such documents and (if applicable) summary plan descriptions with respect to such plans, agreements and arrangements, or summary description(s) of any such plans, agreements or arrangements not otherwise in writing.

                  (b) Seller's Pension Plan and Seller's 401(k) Plan are the only Employee Benefit Plans which are intended to be qualified under Section 401(a) of the IRC.

                  (c) To the Knowledge of Seller, each Employee Benefit Plan has been established and administered in all material respects in accordance with the material terms of ERISA and the applicable provisions of the IRC.

         Section 5.14 Environmental Matters.

                  (a) Except as listed in Schedule 5.14, since December 31, 1996, Seller has not received a written notice from a Governmental Body that Seller is in violation of any Environmental Law arising out of Seller's ownership, use or operation of the Assets or the operation of the Business, except for any violation not reasonably likely to result in a Material Adverse Effect.

                  (b) Except as listed in Schedule 5.14, there are no Proceedings pending or Threatened with respect to Seller's compliance with Environmental Laws and relating to the Business or the Assets.

                  (c) Except as listed in Schedule 5.14, since December 31, 1996, Seller has not received any written notice from any Governmental Body that Seller does not have all certificates, permits and authorizations required by any Environmental Law for Seller's ownership, use or operation of the Assets or the operation of the Business (other than any such environmental permit the absence of which is not reasonably likely to result in a Material Adverse Effect).

                  (d) Except as set forth in Schedule 5.14, to Seller's Knowledge, no environmental remediation of any Release is occurring on any Real Property included in the Assets nor has Seller issued a request for proposal or otherwise asked an environmental remediation contractor to begin plans for any such environmental remediation.

                  (e) Except as set forth in Schedule 5.14, none of the Real Property is (i) situated in a federal "Superfund" site or, to Seller's Knowledge, in any federal "Superfund" study area designated under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or (ii) to Seller's Knowledge, situated in any site or study area designated under any state statute comparable to CERCLA.

         Section 5.15 No Material Adverse Change. Except as set forth in
Schedule 5.15, between the date of the Balance Sheet and the date of execution of this Agreement, no Material Adverse Effect has occurred. Except for actions taken in connection with the contemplated sale of the Business and this Agreement and except for conversion to the SAP financial reporting system, between the date of the Balance Sheet and the date of execution of this Agreement, the Business has been conducted in substantially the same manner in which it has been previously conducted.

         Section 5.16 State Regulatory Matters.

                  (a) To Seller's Knowledge, Schedule 5.16 reflects all of the currently pending rate filings relating to the Business heretofore made by Seller before state regulatory commissions and each other currently pending Proceeding of such state regulatory commission that is reasonably likely to have a Material Adverse Effect.

                  (b) To Seller's Knowledge, all currently effective material filings relating to the Business heretofore made by Seller with state regulatory commissions were made in compliance with Legal Requirements then applicable thereto and the information contained therein was true and correct in all material respects as of the respective dates of such filings.

         Section 5.17 Brokers. Except for Morgan Stanley & Co. Incorporated, no broker or finder has acted for or on behalf of Seller or any Affiliate of Seller in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any Affiliate of Seller for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

         Section 5.18 Disclaimer. Except as otherwise expressly set forth in this Article V, Seller expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Seller, and Seller SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED, "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS AND THAT BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Covenants of Seller. Seller agrees to observe and perform the following covenants and agreements:

                  (a) Conduct of the Business Prior to the Closing Date. With respect to the Business, except (i) as contemplated in this Agreement or in
Schedule 6.1, (ii) as required by any Legal Requirement or Order or (iii) as otherwise expressly consented to in writing by Buyer which consent will not be unreasonably withheld or delayed, prior to the Closing, Seller will, with respect to the Business.

                      (1) Not make or permit any material change in the general nature of the Business;

                      (2) Maintain the Business in the ordinary course of business in accordance with prudent business judgment and consistent with past practice and policy, and maintain the Assets in their present condition, reasonable wear and tear excepted, subject to retirements in the ordinary course of business;

                      (3) Not enter into any material transaction or Material Contract other than in the ordinary course of business;

                      (4) Not purchase, sell, lease, dispose of or otherwise transfer or make any Contract for the purchase, sale, lease, disposition or transfer of, or subject to Encumbrance, any material Assets other than in the ordinary course of business;

                      (5) Not hire any new employee unless such employee is a bona fide replacement for either a presently-filled position or a vacancy in an authorized position with the Business;

                      (6) Not make any capital expenditure or capital expenditure commitment in excess of $1,000,000 in the aggregate that is not included in the Capital Budget except in the event of service interruption, emergency or casualty loss;

                      (7) Comply in all material respects with all applicable material Legal Requirements and Orders, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

                      (8) Except in the ordinary course of business or in accordance with the terms of any existing Contract, Employee Plan or collective bargaining agreement, not grant any material increase or change in total compensation or benefits (taken as a whole) to any of the Transferred Employees or enter into any employment, severance or similar Contract with any Person or amend any such existing Contracts to increase any amounts payable thereunder or benefits provided thereunder, provided that Seller agrees to consult with Buyer prior to granting any increase in the aggregate recurring cash compensation of the non-union Transferred Employees by an amount in excess of three percent (3%) in any year;

                      (9) Not terminate any Material Contract except in the case of a breach of such Contract by the other party thereto; or

                      (10) Not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for money borrowed other than in the ordinary course of business (it being understood and agreed that customer advances, customer deposits and construction advances do not create indebtedness for money borrowed), except in connection with additional borrowings under the Existing Loan Documents and any renewal, extension, rearrangement or refunding of any indebtedness created under or evidenced by the Existing Loan Documents, and except pursuant to advances made by Seller to the Business.

                  (b) Access to the Business, Assets and Records; Updating Information.

                      (1) From and after the date hereof and until the Closing Date, Seller shall permit Buyer and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to all books, papers and records to the extent that they reasonably relate to the ownership, operation, obligations and liabilities of the Business and the Assets; provided, however, that such access shall not unreasonably interfere with the operation of the Business; and provided, further, that Buyer hereby agrees to defend, indemnify and hold harmless Seller from and against all Losses arising out of or relating to Buyer's access provided pursuant to this Section 6.1(b)(1). Without limiting the application of the Confidentiality Agreement, all documents or information furnished by Seller hereunder shall be subject to the Confidentiality Agreement.

                      (2) Seller will notify Buyer as promptly as practicable of any significant change in the ordinary course of business for the Business and of any material Proceedings (Threatened or pending) involving or affecting the Business or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep Buyer fully informed of such events.

                  (c) Consents. Seller will use its commercially reasonable efforts to obtain all necessary Consents from any Person required to consummate the transactions contemplated hereby, including the Consent of any Person required under any Legal Requirement or Contract applicable to the Business.

         Section 6.2 Covenants of Buyer. Buyer agrees to observe and perform the following covenants and agreements:

                  (a) Consents. Buyer will use its commercially reasonable efforts to assist Seller in obtaining all necessary Consents from any Person required to consummate the transactions contemplated hereby, including the Consent of any Person required under any Legal Requirement or Contract applicable to the Business, and will use its commercially reasonable efforts to obtain all Consents listed in Schedule 4.2 or Schedule 4.3.

                  (b) Access to Information. After Closing, Buyer will, and will cause its Representatives to, afford to Seller, including its Representatives, reasonable access to all books, records, files and documents related to the Business in order to permit Seller to prepare and file its tax returns and to prepare for and participate in any investigation with respect thereto, to prepare for and participate in any other investigation and defend any Proceedings relating to or involving Seller or the Business for which Seller may be responsible, to discharge its obligations under this Agreement and the other Related Documents to which its is a party and for other reasonable purposes and will afford Seller reasonable assistance in connection therewith. Buyer will cause such records to be maintained for not less than seven years from the Closing Date and will not dispose of such records without first offering in writing to deliver them to Seller; provided, however, that in the event that Buyer transfers all or a portion of the Business to any third party during such period, Buyer may transfer to such third party all or a portion of the books, records, files and documents related thereof, provided such third party transferee expressly assumes in writing the obligations of Buyer under this
Section 6.2(b). In addition, after the Closing Date, at Seller's request, Buyer shall make available to Seller and its Affiliates, employees, representatives and agents, those employees of Buyer requested by Seller in connection with any Proceeding, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer and (y) Seller shall reimburse Buyer for the allocated time charges of such employees and the out-of-pocket costs reasonably incurred by Buyer in making such employees available to Seller.

                  (c) Citizens Guarantees and Surety Instruments. Buyer shall use its reasonable efforts to assist Seller in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed in Schedule 6.2(c). For purposes of this Section 6.2(c), reasonable efforts shall include: (i) Buyer's assumption of the Contracts on the terms set forth in this Agreement; and (ii) an obligation on the part of Buyer to provide a guaranty, letter of credit, bond or other surety instrument at Closing to the extent required by any Contract assumed by Buyer at Closing and, in general, an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business.

                  (d) Other Covenants of Buyer. Buyer agrees to submit to regulation by the Hawaii Public Utilities Commission to the same extent as such state regulatory commission currently regulates Seller in connection with the Business, it being agreed that this covenant shall terminate and have no further effect upon Closing. Buyer also agrees to make no filings with such state regulatory commission or take any other action in connection with any Proceeding or Legal Requirement relating to any other businesses conducted by Seller that also are subject to regulation by such state regulatory commission.

         Section 6.3       Governmental Filings.

                  (a) HSR Act Filing. Buyer and Seller shall comply promptly with the notice and reporting requirements of the HSR Act. Buyer and Seller shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, made by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (the "Antitrust Authorities"). Buyer shall exercise its best efforts, and Seller shall cooperate fully with Buyer, to prevent the entry in any Proceeding brought by an Antitrust Authority or any Governmental Body which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement. Seller shall not oppose any efforts of Buyer, including Buyer's proffer of consent to any Order, to complete lawfully the transactions contemplated by this Agreement, and shall cooperate in good faith with Buyer and the Antitrust Authorities to the same effect.

                  (b) Other Regulatory Filings. Buyer and Seller will, as soon as reasonably practicable following the execution of this Agreement, prepare and file with each Governmental Body, including a joint application with the Hawaii Public Utilities Commission, requests for such Consents as may be necessary for the transfer of the Assets (including the transfer of Seller's franchise relating to the Business) in accordance with the terms of this Agreement. Buyer and Seller will diligently pursue such Consents and will cooperate with each other in seeking such Consents. To this end, the parties agree to make available the personnel and other resources of their respective organizations in order to accomplish actions reasonably required by them to obtain all such Consents. Buyer agrees that Seller's Hawaii regulatory counsel, at Seller's expense, will act as counsel for the joint applicants in all Proceedings before the Hawaii Public Utilities Commission regarding the parties' joint application.

         Section 6.4 Citizens Marks. Buyer acknowledges and agrees with Seller that Seller has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos incorporating "Citizens" and "CZN" (collectively and together with all other names, marks, trade names, trademarks and corporate symbols and logos owned by Seller or any of its Affiliates, the "Citizens Marks"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by Seller. Within one hundred eighty (180) days after the Closing Date, Buyer shall cease using any Citizens Mark and shall remove from the Assets any and all Citizens Marks. Thereafter, Buyer shall not use any Citizens Mark in connection with the sale of any products or services or otherwise in the conduct of its businesses. In the event that Buyer breaches this Section 6.4, Seller shall be entitled to specific performance of this Section 6.4 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Seller.

         Section 6.5 Acknowledgment by Buyer. In order to induce Seller to enter into and perform this Agreement and the Related Documents, Buyer acknowledges and agrees with Seller as follows:

                  (a) To the knowledge of Buyer, Seller's representations and warranties made in Article V are true and correct as of the date of execution of this Agreement. To the extent any representation or warranty of Seller made herein is, to the knowledge of Buyer acquired prior to the date of execution of this Agreement, untrue or incorrect, (i) Buyer shall have no rights under this Agreement or any Related Documents by reason of such untruth or inaccuracy, and
(ii) any such representation or warranty by Seller shall be deemed to be amended to the extent necessary to render it consistent with such knowledge of Buyer.

                  (b) Buyer has concluded whatever inspections, studies, tests and investigations Buyer desired to conduct relating to the Business and the Assets, including economic reviews and analyses, soil tests, engineering analyses, environmental analyses and analyses of any applicable records of any Governmental Body. Buyer is relying solely on its own investigation as to the Business and the Assets and is assuming the risk that adverse physical, economic or other conditions or circumstances (including soil and groundwater conditions) may not have been revealed by such investigation.

                  (c) NONE OF SELLER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, WRITTEN OR ORAL, FURNISHED TO OR PREPARED AT THE REQUEST OF BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE BUSINESS OR THE ASSETS.

                  (d) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE V OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE RELATED DOCUMENTS THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO BETWEEN THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND THEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ITS AFFILIATES OR REPRESENTATIVES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED IN SECTIONS 5.7, 5.11 AND 5.14, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF SELLER WITH RESPECT TO THE CONDITION OF THE ASSETS, COMPLIANCE WITH ENVIRONMENTAL LAWS AND ENVIRONMENTAL PERMITS OR THE PRESENCE OR RELEASES OF HAZARDOUS MATERIAL IN THE FIXTURES, SOILS, GROUNDWATER, SURFACE WATER OR AIR ON, UNDER OR ABOUT OR EMANATING FROM ANY OF THE PROPERTIES OR ASSETS OF SELLER.

         Section 6.6 Transition Plan. Within 30 days after the execution date of this Agreement, Buyer shall deliver to Seller a list of its proposed representatives to a joint transition team, which shall include expertise from various functional specialties associated or involved in providing billing, payroll and other support services provided to the Business by any automated or manual process using facilities or employees that are not included among the Assets or Transferred Employees. Seller will add its representatives to such team within 15 days after receipt of Buyer's list. Such team will be responsible for preparing as soon as reasonably practicable after the execution date of this Agreement and at least 60 days prior to the Closing Date, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after the Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan, including the migration or conversion of the data relating to the Business that is included among the Assets to Buyers information systems (it being understood and agreed that such activity will be at Buyer's sole cost and expense and to be performed by consultants reasonable satisfactory to Seller). If requested by either party, the terms and conditions governing such transition activities will be more fully set forth in a Transition Agreement reasonably satisfactory to the parties. Buyer and Seller shall use their commercially reasonable efforts to cause their Representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan by no later than 120 days after the date of this Agreement.

         Section 6.7 IDRB Obligations.

                  (a) Buyer's Obligations Regarding Retained IDRB Indebtedness. Each party acknowledges that (x) Seller is and after the Closing Date shall continue to be and shall remain the primary obligor with respect to all Retained IDRB Indebtedness and related Bonds outstanding immediately after the Closing Date to the same extent as though no sale of the Assets had been made and that Buyer shall have no payment obligations with respect to such Retained IDRB Indebtedness and related Bonds and (y) the IDRB Documents require Seller not to take or permit to be taken any action which would have the effect, directly or indirectly, of subjecting the interest on any of the Bonds to federal or state income taxation. Accordingly, Buyer covenants and agrees at Closing to execute and deliver to Seller an agreement substantially in the form attached hereto as
Exhibit 6.7, with respect to the Bonds that will be outstanding after the Closing Date. Buyer represents, warrants, covenants and agrees, that so long as any Bonds are outstanding, (a) as the "successor in interest" to Seller (as such term is used in Section 142(f)(3)(B) of the IRC), Buyer will cause the Assets that were acquired, constructed, improved or equipped with the proceeds of such Bonds to be used as facilities for the local furnishing of electric energy within the meaning of Sections 142(a)(8) and 142(f) of the IRC or, if applicable, Section 103(b)(4)(E) of the Internal Revenue Code of 1954, as amended (that is, the local furnishing of electric energy from such Assets shall only include furnishing solely within the area consisting of (i) a city and one contiguous county, or (ii) two contiguous counties; provided that such use shall be to provide service within the same service area as served by Seller on January 1, 1997 (or within a county or a city any potion of which is within such area)), (b) Buyer has not made and shall not make an election pursuant to
Section 142(f)(4)(B) of the IRC to terminate tax-exempt bond financing by Buyer and (c) Buyer shall not otherwise take or permit to be taken any action with respect to the Assets and its use and operation thereof which would have the effect, directly or indirectly, of subjecting interest on any of such Bonds to federal or state income taxation. Buyer acknowledges and agrees that Seller's bond counsel may rely on Buyer's representations, warranties and covenants as hereinabove provided for the purpose of rendering legal opinions, as required by the IDRB Documents as a precondition to the sale by Seller of such Assets, to the effect that the sale of such Assets will not result in the inclusion of the interest on the Bonds in the gross income of the recipient for purposes of federal income taxation. Nothing in this Agreement is intended to nor shall it be interpreted as (i) an assignment to, and assumption by, Buyer of any of the IDRB Documents relating to the Retained IDRB Indebtedness, or (ii) as an undertaking or agreement by Buyer to assume, guarantee or pay any of Seller's loan or other payment obligations pursuant to the IDRB Documents relating to the Retained IDRB Indebtedness.

                  (b) Consents and Legal Opinions. The parties shall use their respective commercially reasonable efforts to obtain all Consents and legal opinions as may be required under the IDRB Documents relating to the Retained IDRB Indebtedness to enable Seller to retain all Retained IDRB Indebtedness and to sell the Assets to Buyer without the result that the interest on the Bonds relating to the Retained IDRB Indebtedness will be included in the gross income of the recipient for purposes of federal income taxation.

                  (c) Buyer's Obligations Relating to Assumed IDRB Indebtedness.

                  (1) Buyer shall use its reasonable efforts to assist Seller in obtaining all consents and opinions and taking such other actions as may be required to enable Buyer to assume at the Closing all of the Assumed IDRB Indebtedness. For purposes of this Section 6.7(c), reasonable efforts shall include the obligation of Buyer to provide a debt obligation (including obtaining a minimum credit rating necessary to prevent any change to the tax-exempt status of any of the Bonds to which the Assumed IDRB Indebtedness relates (the "Related Bonds") and providing credit enhancements (such as bond insurance, the CFC Debt Support Facility or another credit support facility from a reputable financial institution which qualifies for a rating category from a nationally recognized credit rating service in the highest short-term rating category and a long-term investment grade credit rating category of at least "A+" or its equivalent (a "Credit Enhancement")) to the issuer of the Related Bonds satisfactory to such issuer in replacement of and in substitution for Seller's liabilities and obligations to such issuer with respect to the Assumed IDRB Indebtedness. If, after using such reasonable efforts, the parties reasonably conclude that all such required consents and opinions will not be obtained by the date that the conditions to Closing set forth in the first sentence of each of Sections 7.1(d) and 7.2(d) are expected to be satisfied, then Seller and Buyer will use their reasonable efforts and take such other actions as may be required to enable Seller to assign to Buyer at Closing all of Seller's liabilities and obligations under the Assumed IDRB Indebtedness; in such event Buyer agrees to comply with the provisions of Section 6.7(a) to the extent applicable to such assignment of the Assumed IDRB Indebtedness and to provide a Credit Enhancement to Seller satisfactory to Seller in its sole discretion securing Buyer's payment obligations with respect to such assigned liabilities and obligations.

                  (2) Representations of Seller.

                      (A) Seller represents that each of the Related Bonds is a bond issue which was used to finance facilities for the local furnishing of electric energy within the meaning of Section 103(b)(4)(E) of the Internal Revenue Code of 1954 as amended ("1954 Code") or Section 142(a)(8) of the IRC, as the case may be, and that the interest of such Bonds was as of their date of issue, excludable from the gross income of the holders of such Bonds for federal or State of Hawaii income tax purposes pursuant to such sections of the IRC or the 1954 Code.

                      (B) Seller represents that it has complied with all of its duties and obligations under the IDRB Documents relating to the Related Bonds, including its obligations relating to the use of the proceeds of the Related Bonds and the ownership, operation, use and maintenance of the Assets financed with the proceeds of the Related Bonds. Seller represents that the representations and warranties of "Company" in such IDRB Documents remain true and correct, and that it has not taken nor permitted to be taken any action which would have the effect of subjecting the interest on any of such Bonds to federal or State of Hawaii income taxation.

                      (C) Seller represents that as of Closing all the proceeds of the Related Bonds have been spent in accordance with the IDRB Documents relating to such Related Bonds, the construction of the projects to be financed with such Bonds have been completed, that there are no reserve funds associated with the Trust Indentures for such Bonds, and that all of the proceeds of such Bonds were invested in tax-exempt obligations of state and local governments (except to the extent used to acquire or construct the facilities financed by such Bonds) and, that therefore, Seller does not have any arbitrage profits subject to the rebate requirements of Section 148 of the IRC.

                      (D) Seller represents that it has not made an election pursuant to Section 142(f)(4)(B) of the IRC to terminate tax-exempt bond financing by Seller.

                      (E) Seller further represents the following with respect to the Related Bonds:

                          (i) The Assets financed by the Related Bonds are
facilities for the local furnishing of electric energy;

                          (ii) It has not caused or permitted to be caused any
reissuance if the Related Bonds under Section 1001 of the IRC, without first obtaining a "no adverse effect" opinion of bond counsel;

                          (iii) has not caused an extension of the maturity of
such Related Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

                          (iv) It has not taken or caused to be taken any action
that would cause the Related Bonds to be arbitrage bonds under Section 148 of the IRC, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(d) of the IRC;

                          (v) It has not taken any action that would cause the
Related Bonds not to be registered in accordance with Section 149(a) of the IRC; and

                          (vi) It has not permitted the Related Bonds to become
directly or indirectly "federally guaranteed" under Section 149 of the IRC.

                  (3) Covenants of Buyer. Buyer covenants and agrees, so long as any Assumed IDRB Indebtedness is outstanding, to cause the Assets that were acquired, constructed, improved or equipped with the proceeds of the Related Bonds to be used as facilities for the local furnishing of electric energy within the meaning of Section 103(b)(4)(E) of the 1954 Code or Section 142(a)(8) of the IRC, as the case may be. Buyer further covenants that it has not made an election pursuant to Section 142(f)(4)(B) of the IRC to terminate tax-exempt bond financing by Buyer. Buyer further covenants and agrees, so long as any Assumed IDRB Indebtedness is outstanding, the following:

                      (A) It will not cause or permit to be caused any reissuance under Section 1001 of the IRC without first obtaining a "no adverse effect" opinion of bond counsel;

                      (B) It will not cause an extension of the maturity of the Related Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

                      (C) It will not take or cause to be taken any action that would cause the Related Bonds to be arbitrage bonds under Section 148 of the IRC, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the IRC;

                      (D) It will not take any action that would cause the Related Bonds not to be registered in accordance with Section 149(a) of the IRC;

                      (E) It will not permit the Related Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the IRC; and

                      (F) It will comply with each representation, warranty, covenant or other agreement or obligation set out by the IDRB Documents relating to the Assumed IDRB Indebtedness as in effect on the date of execution of this Agreement.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         Section 7.1 Seller's Conditions Precedent to Closing. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties True as of the Closing Date. Buyer's representations and warranties in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects as of, or in respect of, such date or period.

                  (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by Buyer shall have been performed and complied with in all material respects prior to or at the Closing Date.

                  (c) Certificate. Buyer shall execute and deliver to Seller a certificate of an authorized officer of Buyer, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement have been satisfied.

                  (d) Governmental Approvals and Other Consents. The Hawaii Public Utilities Commission shall have issued an Order approving the transactions contemplated hereby, the terms and conditions of such Order shall be acceptable in all material respects to Seller in its reasonable discretion and shall have no significant adverse effect on Seller's acquisition and divestiture activities in the State of Hawaii (including the divestiture of the Assets), and such Order shall have become a Final Order. Seller also shall have obtained all other Consents of Governmental Bodies and other Persons which are required in order to consummate the transactions contemplated hereby and to transfer the Assets to Buyer without incurring material liability under any Legal Requirement, Order or Contract.

                  (e) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

                  (f) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

                  (g) Opinion of Counsel. On the Closing Date, Seller shall have received from counsel to Buyer an opinion in the form of Exhibit 7.1(g).

                  (h) Documents. Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder on or before the Closing Date, including pursuant to
Section 8.1, and shall have taken such actions as Seller may have requested pursuant to Section 11.2 hereof.

                  (i) IDRB Indebtedness. Seller shall have obtained all Consents and legal opinions required under the IDRB Documents to enable (x) Seller to retain the Retained IDRB Indebtedness until maturity and (y) Seller to obtain a release of its liability under, and Buyer to assume the Assumed IDRB Indebtedness, (or for Seller to assign the Assumed IDRB Indebtedness to Buyer) and in each case to sell the Assets to Buyer without the result that the interest on any of the Bonds will be included in the gross income of the recipient for purposes of federal income taxation and without any event of taxability (as such term is customarily used in municipal securities transactions) arising from the sale of the Assets pursuant to this Agreement and/or the assignment or assumption of the Assumed IDRB Indebtedness, and Buyer shall have duly executed and delivered all of the instruments contemplated by
Section 6.7(a) and Section 6.7(c). If Buyer actually is assuming the Assumed IDRB Indebtedness, then Buyer also shall have provided to the issuer of the Bonds relating to the Assumed IDRB Indebtedness a Credit Enhancement with respect to the Assumed IDRB Indebtedness as required by Section 6.7(c)(1). If the Assumed IDRB Indebtedness instead is being assigned to Buyer, then Buyer also shall have provided to Seller a Credit Enhancement satisfactory to Seller with respect to the payment obligations arising under the Assumed IDRB Indebtedness as required by Section 6.7(c)(1).

         Section 7.2 Buyer's Conditions Precedent to Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties True as of the Closing Date. Seller's representations and warranties in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement; except (i) that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects as of, or in respect of, such date or period, and (ii) to the extent that any failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect.

                  (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by Seller shall have been performed and complied with in all material respects prior to or at the Closing Date, except where the failure to so perform or comply when taken in the aggregate would not have a Material Adverse Effect.

                  (c) Certificate. Seller shall execute and deliver to Buyer a certificate of an authorized officer of Seller, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement have been satisfied.

                  (d) Governmental Approvals. The Hawaii Public Utilities Commission shall have issued an Order approving the transactions contemplated hereby, such Order shall not contain any restrictions or conditions (other than those in effect on the date of this Agreement or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the Closing) which would have a Material Adverse Effect, and such Order shall have become a Final Order. In addition, Seller shall have obtained all other Consents of Governmental Bodies and other Persons which are required in order to consummate the transactions contemplated hereby other than those the failure of which to obtain would not have a Material Adverse Effect.

                  (e) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

                  (f) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

                  (g) Opinion of Counsel. On the Closing Date, Buyer shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion in the form of Exhibit 7.2(g) hereto.

                  (h) Documents. Seller shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 8.1, and shall have made arrangements reasonably satisfactory to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  (i) No Material Adverse Change. Since the date of execution of this Agreement, no Material Adverse Effect shall have occurred that has continuing effect as of the Closing Date.

                                  ARTICLE VIII
                                     CLOSING

         Section 8.1 Closing. The closing of the purchase and sale of the Assets (the "Closing") will take place at the offices of Fleischman and Walsh, L.L.P., 1400 Sixteenth Street, N.W., Suite 600, Washington, D.C. 20036, on the last calendar day of the month in which the conditions specified in Sections 7.1(d) and 7.2(d) have been satisfied, unless another time, date and place is agreed to in writing by the parties. The date of the Closing is referred to in this Agreement as the "Closing Date." The transactions to be consummated on the Closing Date shall be deemed to have been consummated as of 11:59 p.m. on the Closing Date. At the Closing the following events shall occur, each event being deemed to have occurred simultaneously with the other events.

                  (a) Bill of Sale. Seller and Buyer shall execute and deliver the Bill of Sale and Assignment and Assumption Agreement in the form of Exhibit 8.1(a) hereto (the "Bill of Sale").

                  (b) Payment of Purchase Price. Buyer will pay to Seller an amount equal to the Estimated Purchase Price by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account as Seller shall have designed by notice to Buyer. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Estimated Purchase Price to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. Upon receipt, the Escrow Agent shall invest the Estimated Purchase Price in an interest-bearing account mutually agreed upon by Seller and Buyer. At Closing, Buyer shall sign and deliver to Seller a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Seller the funds representing the Estimated Purchase Price, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Seller shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to Buyer. The fees and expenses of Escrow Agent shall be paid equally by Seller and Buyer.

                  (c) Other Related Documents. To the extent consistent with the other provisions of this Agreement, Seller (or the appropriate Affiliate of Seller) and Buyer shall execute and deliver such other Related Documents (including special warranty deeds, conveyances, certificates of title, bills of sale and assignment and assumption instruments) reasonably requested by a party that are necessary in order to satisfy any applicable Legal Requirements relating to the transfer of the Assets to Buyer or the assumption of the Assumed Liabilities by Buyer or which are customarily given in the State of Hawaii to accomplish transfers of assets of the type involved; provided, however, that nothing in this clause (c) shall obligate Seller or any Affiliate of Seller to execute or deliver any document that affects, in a manner adverse to Seller, Seller's liability to Buyer as expressed herein and in the Bill of Sale.

                  (d) IDRB Indebtedness. Buyer and Seller shall execute and deliver the Retained IDRB Obligations Agreement contemplated by Section 6.7(a) to the extent not previously executed and delivered by Buyer and Seller. Buyer also shall execute and deliver to Seller an assumption agreement, in form satisfactory to Seller's special bond counsel, pursuant to which Buyer shall assume the Assumed IDRB Indebtedness to the extent the condition precedent to Closing set forth in Section 7.1(i) with respect to such Assumed IDRB Indebtedness has been satisfied.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1 Termination Rights. This Agreement may be terminated in its entirety at any time prior to the Closing:

                  (a) By the mutual written agreement of Seller and Buyer;

                  (b) By Buyer, on the one hand, or Seller, on the other hand, in writing if there shall be in effect a nonappealable Order prohibiting the transactions contemplated by this Agreement;

                  (c) By Buyer, upon the breach in any material respect of any of the representations and warranties of Seller contained herein or in the failure by Seller to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Seller, provided that such breach or failure is reasonably likely to result in a Material Adverse Effect and is not cured or otherwise addressed by Seller in a manner reasonably acceptable to Buyer within 30 days of Seller's receipt of a written notice from Buyer that such a breach or failure has occurred (or significant efforts have not been commenced to cure such misrepresentation or breach if it is susceptible to cure but not capable of being cured within such 30 days);

                  (d) By Seller, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured or otherwise addressed by Buyer in a manner reasonably acceptable to Seller within 30 days of Buyer's receipt of a written notice from Seller that such a breach or failure has occurred (or significant efforts have not been commenced to cure such misrepresentation or breach if it is susceptible to cure but not capable of being cured within such 30 days);

                  (e) By either party in writing if the Closing has not occurred within twelve (12) months after the execution date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 9.1(e) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred within such period of time because the conditions precedent to Closing set forth in Sections 7.1(d) and 7.2(d) have not been fulfilled, then such period of time shall be automatically extended by an additional six (6) months;

                  (f) By Seller or Buyer, as appropriate, if any Governmental Body whose Consent is required to fulfill a condition precedent to Closing set forth in Section 7.1(d) (with respect to Seller) or in Section 7.2(d) (with respect to Buyer) has affirmatively indicated that such Consent will not be given or will contain terms or conditions (or, if such Consent has been obtained, contains terms or conditions) that, in the reasonable business judgment of Seller or Buyer, as appropriate, will result in a condition precedent to Closing set forth in Section 7.1(d) (with respect to Seller) or in
Section 7.2(d) (with respect to Buyer) not being satisfied; or

                  (g) By Seller because of the failure of the CFC to advance loan proceeds to Buyer with which to fund the payments required to be made by Buyer at Closing or because the CFC has affirmatively indicated, for no reason or for any reason other than the proper termination of this Agreement pursuant to any other provision of this Section 9.1, that such funding will not be provided by the CFC.

         Section 9.2 Limitation on Right to Terminate: Effect of Termination.

                  (a) A party shall not be allowed to exercise any right of termination pursuant to Section 9.1 if the event giving rise to the termination right shall be due to the willful failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements hereof to be performed or observed by such party.

                  (b) If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability of or to any party to this Agreement, or any shareholder or Representative of such party; provided, however, that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of any other party or to perform a covenant of this Agreement or from a material and willful breach by any party to this Agreement (it being understood that the failure to cure a breach shall not, by itself, be a willful breach of this Agreement), then such party shall (subject to the limitation set forth in the last sentence of this Section 9.2(b)) be fully liable for any and all damages sustained or incurred by the other party. If prior to Closing either party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party including reasonable attorney's fees, in addition to any other relief to which such party may be entitled; provided, however, and notwithstanding anything to the contrary in this Agreement, in no event shall either party be entitled to receive any punitive, indirect or consequential damages.

                  (c) If (i) Seller terminates this Agreement pursuant to
Section 9.1(d) or (ii) this Agreement is terminated by either party pursuant to
Section 9.1(e) or 9.1(f) because the requisite Consent from the Hawaii Public Utilities Commission has not been obtained, or because such Governmental Body has affirmatively indicated that its Consent will not be given, due in whole or in part to concerns about the Buyer's financial, operational or legal qualifications or capabilities, or (iii) this Agreement is terminated by Seller pursuant to Section 9.1(g) , then Seller may present a sight draft under the Letter of Credit, and thereby retain the Deposit as liquidated damages free of any claims by Buyer or any other Person with respect thereto (the parties hereby acknowledging that the extent of damages to Seller occasioned by such breach or default by Buyer would be impossible or extremely difficult to ascertain and that the amount of the Deposit is a fair and reasonable estimate of such damages under the circumstances). If this Agreement is terminated for any reason other than as set forth in the preceding sentence, then Seller shall deliver the Letter of Credit to Buyer, free of any claims by Seller or any other Person with respect thereto.

                                    ARTICLE X
                                EMPLOYEE MATTERS

         Section 10.1 Employment of Transferred Employees.

                  (a) Schedule 10.1 lists each division, and the total number of salaried and hourly, nonunion and union, employees actively employed as of the date of this Agreement in each division by Seller or its Affiliates whose primary duties relate to the Business ("Active Employees"). As of the Closing Date, Buyer shall employ all Active Employees of Seller employed in the Business being acquired ("Transferred Employees") in the same or substantially equivalent positions, and at the same compensation level (including wages, salary and bonuses) as were in effect with Seller immediately prior to the Closing Date. For purposes of the preceding sentence, "Active Employees" shall include all full-time and part-time employees, employees on military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, on short-term disability, on layoff with recall rights, and employees on other leaves of absences where there is a legal or contractual right to reinstatement.

                  (b) Prior to the execution date of this Agreement, Seller has delivered to Buyer a list of the persons who would have been Transferred Employees had the Closing Date occurred on December 31, 1999, showing the following information for each such person: (i) the name of each such person;
(ii) the name of his or her current employer; (iii) his or her current base pay, 1999 bonus and projected 2000 bonus; (iv) his or her hire date, any rehire date (if available) and years of service; (v) his or her then-current position and job title; (vi) whether such employee is subject to a collective bargaining agreement or represented by a labor organization and, if so, the name of the union and local, (vii) whether such employee is on military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, short-term disability, on layoff with recall rights, or on other leave of absence with a legal or contractual right to reinstatement. Seller shall update such list as of the end of each calendar quarter occurring between the execution date hereof and the Closing Date, in each case assuming the Closing Date had occurred on such date, and shall deliver such updated lists to Buyer within ten (10) days after the end of each such calendar quarter.

         Section 10.2 Assumption of Collective Bargaining Agreement Obligations. On and after the Closing Date, Buyer, shall assume all of the Seller's obligations under, and be bound by the provisions of, each collective bargaining agreement to the extent of provisions covering Transferred Employees. Each collective bargaining agreement shall be identified on a Schedule 10.2 to be prepared by Seller and submitted to Buyer on or before the Closing Date. Seller shall cooperate with Buyer in Buyer's efforts to contact the unions representing Transferred Employees.

         Section 10.3 Cessation of Participation in Seller's Plans; Proration of Bonuses. From and after the Closing Date, Transferred Employees shall accrue no additional benefits under any employee benefit plan, policy, program or arrangement of Seller or its Affiliates. Seller shall pay to the Transferred Employees the appropriate pro rata portion of any bonuses declared by Seller after the Closing Date that would have been payable to the Transferred Employees had the Transferred Employees remained employed by Seller or its Affiliates throughout the calendar year in which the Closing Date occurs, in accordance with the provisions of any policy, plan, practice or arrangement of Seller under which such bonus would have been paid. The pro rata portion of each such bonus shall be determined by multiplying the amount of such bonus by a fraction, the numerator of which is the number of days from and after the beginning of the calendar year in which the Closing Date occurs through the Closing Date, and the denominator of which is 365.

         Section 10.4 Similarity of Benefit Packages. As of the Closing Date, and except as otherwise expressly provided in this Article X, Buyer shall include each Transferred Employee in a benefit package providing benefits that are in the aggregate substantially similar to those provided by Seller to such Transferred Employees immediately prior to the Closing Date. Notwithstanding the foregoing, to the extent that one or more collective bargaining agreements being assumed by Buyer contains provisions pertaining to employee benefits, Buyer shall provide the Transferred Employees covered by such agreements with benefits that are identical to those required to be provided under the terms of such agreements. Except as otherwise expressly provided in this Article X, Buyer shall treat all service and compensation credited to each such Transferred Employee as if such service and compensation had been rendered to, and paid by, Buyer for all purposes under Buyer's benefit plans, arrangements, and policies.

         Section 10.5 Defined Benefit Pension Plan.

                  (a) At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan"). Seller shall retain all liabilities and assets for pension benefits accrued through the Closing Date by Transferred Employees and retirees of the Business under Seller's Pension Plan.

                  (b) As of the Closing Date, Buyer shall cause all union Transferred Employees to be included in a qualified defined benefit pension plan providing benefits identical to the benefits provided under the Seller's Pension Plan, and shall cause all nonunion Transferred Employees to be included in a defined benefit pension plan providing benefits either substantially equivalent or, if Seller transfers to Buyer the pension liabilities and assets relating to the nonunion Transferred Employees, identical to those provided in Seller's Pension Plan (collectively referred to herein as "Buyer's Pension Plan"). Buyer shall take all actions necessary to cause Buyer's Pension Plan to recognize the service that all Transferred Employees had under Seller's Pension Plan for purposes of such Employees' eligibility to participate, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment.

         Section 10.6 401(k) Plan.

                  (a) Buyer shall take all action necessary to ensure that, as of the Closing Date, it includes Transferred Employees in a qualified 401(k) plan providing for matching contributions at least equivalent to that provided to the Transferred Employee under Citizens 401(k) Savings Plan ("Seller's 401(k) Plan") immediately prior to the Closing Date. Buyer shall take all actions necessary to cause Buyer's 401(k) Plan to recognize the service that the Transferred Employees had in Seller's 401(k) Plan for purposes of determining such Employees' eligibility to participate, vesting, attainment of retirement dates, contribution levels and, if applicable, eligibility for optional forms of benefit payments. Buyer shall cause the trustee of Buyer's 401(k) Plan to accept transfers and direct rollovers from Seller's 401(k) Plan of the vested account balances of Transferred Employees, including transfers of outstanding loan balances and related promissory notes, subject to compliance with applicable law.

                  (b) Seller shall vest Transferred Employees in their account balances under Seller's 401(k) Plan as of the Closing Date. Seller shall direct the trustee of Seller's 401(k) Plan to transfer to the trustee of Buyer's 401(k) Plan an amount of cash equal to the value of the account balances of the Transferred Employees under Seller's 401(k) Plan; except that to the extent that the account balances consist of outstanding loans, Seller shall direct the trustee of Seller's 401(k) Plan to transfer to the trustee of Buyer's 401(k) Plan the promissory notes and related documents evidencing such loans.

                  (c) After the transfer of assets and liabilities pursuant to this Section, Buyer shall assume all liabilities for the benefits payable with respect to Transferred Employees under Seller's 401(k) Plan, and Seller and Seller's 401(k) Plan shall have no liability for such benefits.

                  (d) In connection with the transfer of assets and liabilities under this Section, Seller and Buyer shall cooperate in making all appropriate filings, and providing all applicable notices, required by IRC or ERISA. Buyer shall deliver to Seller a copy of Buyer's 401(k) Plan, and a copy of the most recent determination letter from the IRS with respect to such Plan, together with a certification to the effect that no events have occurred since the date of the determination letter that would adversely affect the Plan's qualified status.

         Section 10.7 Welfare Benefits.

                  (a) Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer maintains medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefit plans (including retiree medical benefits) to Transferred Employees that, in the case of nonunion Transferred Employees are substantially similar to those benefits provided by Seller under its corresponding welfare benefit plans (the "Buyer's Nonunion Welfare Plans"), and in the case of union Transferred Employees are identical to those benefits provided to union Transferred Employees under Seller's corresponding welfare benefit plans (the "Buyer's Bargained Welfare Plans"), as in effect immediately prior to the Closing Date. The Buyer's Nonunion Welfare Plans and the Buyer's Bargained Welfare Plans are hereinafter referred to collectively as the "Buyer Welfare Plans." For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, actively at work requirements, waiting periods, and requirements for evidence of insurability under the Buyer Welfare Plans shall be waived in the Buyer Welfare Plans for Transferred Employees, and Transferred Employees shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees who had credited service under a Seller Welfare Plan, together with each such Transferred Employee's service, co-payment, deductible and out-of-pocket payment amounts under such plan.

                  (b) Buyer shall provide or cause to be provided retiree medical, dental, and life benefits to each retiree of the Business identified in
Schedule 10.7 as updated as of the Closing Date (the "Retirees"), to each Transferred Employee who is considered to be a "grandfathered employee" (as hereinafter defined), and to each union Transferred Employee who otherwise is eligible for such retiree benefits, under the same terms and conditions as applied to such Retiree or Transferred Employee immediately prior to the Closing Date, and Seller shall have no obligation or liability, contingent or otherwise, to provide retiree medical, dental or life benefits to any such Retiree or Transferred Employee on or after the Closing Date. For purposes of this Section 10.7, a "grandfathered employee" is a union or nonunion Transferred Employee, who was at least age 55 with at least 10 years of service as defined in the Seller's Pension Plan by December 31, 1997, and who retires after December 31, 1997. Schedule 10.7 identifies each Active Employee who is a "grandfathered employee" and each union Active Employee who otherwise is eligible for such retiree benefits. Buyer agrees not to terminate or materially modify those post-retirement benefit provisions covering "grandfathered" Transferred Employees, eligible union Transferred Employees, Retirees, their spouses and dependents that are in effect immediately prior to the Closing Date.

                  (c) Within sixty (60) days after the Closing, Seller agrees to transfer to an exempt trust established by Buyer under Section 501(c)(9) of the IRC ("Buyer's VEBA") the amount held under any trust established by Seller under
Section 501(c)(9) of the IRC ("Seller's VEBA") to fund post-retirement health care and life insurance benefits for the Business. Such amount shall be determined based upon Seller's internal recordkeeping. Buyer agrees that Buyer's VEBA will apply an amount at least equal to the sum of the assets transferred from Seller's VEBA (and earnings thereon calculated at the rate of return generated by Buyer's VEBA) to provide post-retirement health care and life insurance benefits after the Closing Date to the Retirees and, as applicable, the Transferred Employees who become eligible for such benefits after Closing. Upon Closing, Buyer shall be responsible for all obligations of Seller to provide post-retirement health care and life insurance benefits to such Transferred Employees and Retirees, and Seller and Seller's VEBA shall cease to have any liability, contingent or otherwise, for such benefits.

         Section 10.8 Flexible Spending Accounts. Seller shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the Closing Date. Seller shall provide to Buyer prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such account, and balances standing to their credit as of the Closing Date.

         Section 10.9 Employment Agreements. Buyer shall assume all obligations of each employment agreement to which Seller or its Affiliates is a party and which covers any Transferred Employee immediately prior to the Closing Date.

         Section 10.10 Vacation. Seller shall pay to Transferred Employees any "banked" vacation credited to them on or prior to the Closing Date. On or after the Closing Date, Buyer shall provide to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of the Closing reduced by the number of vacation days that such Transferred Employee has taken on or before the Closing.

         Section 10.11 Severance. In the event that Buyer terminates the services of any Transferred Employee within twenty-four (24) months following the Closing Date without cause, Buyer shall provide to any such Transferred Employee severance or separation pay benefits that are at least equal to the severance and separation pay benefits that would have been paid by Seller had Seller continued to employ such Transferred Employee through such twenty-four month period ending on the employee's date of termination from Buyer; provided, however, that if a collective bargaining agreement that is applicable to a union Transferred Employee would provide for a greater benefit to be paid by Buyer, the terms and conditions of such agreement shall instead be applicable.

         Section 10.12 Plant Closing Notice. Upon not less than 60 days' written notice from Buyer of Buyer's then present intention to terminate any Transferred Employees after the Closing, Seller shall give any notice required to be given by Seller under Chapter 394B, Hawaii Revised Statutes, as amended. Buyer shall have the right to review and approve such notice prior to Seller's release of the same. Seller shall not be obligated to provide any notice if in Seller's reasonable opinion, after consultation with counsel and with Buyer, such action (including the content of such notice) reasonably could result in Seller's violation of any Legal Requirement or Order.

                                   ARTICLE XI
                                   TAX MATTERS

         Section 11.1 Purchase Price Allocation. Prior to the Closing Date, Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the IRC. If Buyer and Seller agree to such Allocation prior to Closing, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and
(ii) neither Buyer nor Seller will take any position before any Governmental Body or in any Proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all Tax Returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the IRC and any Treasury regulations promulgated thereunder) consistent with each of such party's good faith Allocations, unless otherwise required because of a change in any Legal Requirement.

         Section 11.2 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller may, at Seller's election prior to the Closing Date, direct that all or a portion of the Purchase Price be delivered to a "qualified intermediary" (as defined in Treasury Regulation ss.1.1031(k) - (g)(4)) as to enable Seller's relinquishment of the Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the IRC. If Seller so elects, Buyer shall cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by
Section 1031 of the IRC (including any actions required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights and delegate all or part of its obligations under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the IRC. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts are not required to include an unreasonable delay in the consummation of the transactions contemplated by this Agreement.

         Section 11.3 Transaction Taxes. Buyer shall bear and be responsible for paying any Hawaii sales, use, transfer, documentary, registration, business and occupation and other similar Taxes, other than Hawaii General Excise Taxes, if any, (including related penalties (civil or criminal), additions to tax and interest) imposed with respect to the transfer of Assets (including the Real Property) to Buyer ("Transaction Taxes"), regardless of whether the tax authority seeks to collect such Taxes from Seller or Buyer. Seller shall prepare all tax filings related to any Transaction Taxes (other than with respect to Real Property and motor vehicle title transfer and registration, which shall be prepared by Buyer). Seller shall bear and be responsible for any costs similar to Transaction Taxes imposed by any Governmental Body other than the State of Hawaii or one of its political subdivisions. Fifteen (15) days prior to making any such filings, the filing party shall provide to the nonfiling party the filing party's work papers for the nonfiling party's review and approval. Ten
(10) days prior to the filing date, the non-filing party shall provide to the filing party approval of such work papers. Buyer shall also be responsible for
(i) administering the payment of such Transaction Taxes, (ii) defending or pursuing any Proceedings related thereto, and (iii) paying any expenses related thereto. Seller shall give prompt written notice to Buyer of any proposed adjustment or assessment of any Transaction Taxes with respect to the transaction, or of any examination of said transaction in a sales, use, transfer or similar tax audit. In any proceedings, whether formal or informal, Seller shall permit Buyer to participate and control the defense of such proceeding and shall take all actions and execute all documents required to allow such participation. Seller shall not negotiate a settlement or compromise of any Transaction Taxes without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                                   ARTICLE XII
                              ENVIRONMENTAL MATTERS

         Section 12.1 Environmental Due Diligence.

                  (a) Right to Conduct Environmental Due Diligence. Regarding environmental matters, Buyer has completed its reasonable and prudent environmental due diligence prior to execution of this Agreement, including a review of the Environmental Data. Buyer also has required Seller to make the representations concerning environmental matters set forth in Section 5.14, upon which Buyer is relying. In light of these actions, Buyer agrees not to conduct additional environmental due diligence (including employee interviews and sampling of any media or wastewater) except in accordance with this Section
12.1. All activities of Buyer regarding environmental due diligence shall be conducted to minimize any inconvenience or interruption of the normal use and enjoyment of the Business and the Assets.

                  (b) Delivery of Environmental Reports. Seller has made available to Buyer before the date of execution of this Agreement copies of all written environmental audits, reports or studies in Seller's possession of which Seller has Knowledge and which were prepared after December 31, 1996, concerning the existence or possible existence of Hazardous Materials on, or under or adjacent to any of the Real Property or relating to potential Environmental Liability of Seller in connection with the Business or the Assets. Buyer shall provide to Seller copies of all reports, assessments and other information composed or compiled by Buyer or Buyer's environmental consultant(s) promptly following Buyer's receipt thereof. Buyer shall treat all such information delivered to, or composed or compiled by, Buyer or Buyer's environmental consultant(s) as Environmental Data in accordance with the procedures of Section 12.1(c).

                  (c) Confidentiality of Environmental Data. All audits, reports and studies delivered to or prepared by Buyer and all other information collected and generated as a result of Buyer's environmental due diligence ("Environmental Data") will be subject to the terms and conditions of the Confidentiality Agreement, except as otherwise expressly provided in this
Section 12.1. Neither Buyer nor its environmental consultant(s) shall disclose or release any Environmental Data without the prior written consent of Seller and all such information shall be kept strictly confidential. The Environmental Data shall be prepared at the request of counsel to Buyer and, to the fullest extent permitted by law, shall be the work product of such counsel and constitute confidential attorney/client communications. The Environmental Data shall be transferred among Buyer and its consultant(s) in a manner that will preserve, to the greatest extent possible, such privileges. Buyer expressly agrees that until the Closing, it will not distribute the Environmental Data to any third party without Seller's prior written consent. After the Closing, Buyer agrees that it will not distribute the Environmental Data to any third party without Seller's prior written consent, except as required by law or by express provisions of Buyer's corporate compliance program if Seller is provided written notice at least ten (10) days prior to such distribution, provided, however, that for a period of two (2) years after the Closing Date, Buyer may distribute the Environmental Data to any potential purchaser of the Assets only after first notifying the Seller.

                  (d) Environmental Consultants. Buyer may retain one or more outside environmental consultants to assist in its environmental due diligence concerning the Assets and shall notify Seller of the environmental consultant or consultants Buyer intends to retain. Thereafter, Seller shall have five (5) days after receipt of such notification to notify Buyer in writing of Seller's objection (which must be for good cause) and substantiate the basis for that objection. If Seller does not object for good cause and substantiate that objection within said five (5) day period, Seller shall be deemed to have consented to Buyer's selection.

                  (e) Phase I Reviews. Buyer has conducted various environmental assessment activities with respect to the Assets, including reviewing existing environmental reports, correspondence, permits and related materials regarding the Assets, but excluding inspecting individual sites. Buyer may not conduct any further Phase I environmental assessment activities with respect to the Assets without the prior written consent of Seller, which consent may be withheld, conditioned or delayed by Seller in its sole discretion. Any permitted Phase I environmental assessment activities shall not include any sampling or intrusive testing.

                  (f) Phase II Reviews. Buyer may not conduct any Phase II environmental assessment activities with respect to the Assets (including, but not limited to, the taking and analysis of soil, surface water and groundwater samples, testing of buildings, drilling wells, taking soil borings and excavating) without the prior written consent of Seller, which consent may be withheld, conditioned or delayed by Seller in its sole discretion.

                  (g) Additional Due Diligence. Notwithstanding the foregoing, if prior to Closing Seller receives notice of any Proceeding or Threatened Proceeding arising under Environmental Laws or if Seller otherwise acquires Knowledge that is reasonably likely to require a change to Schedule 5.14, Seller promptly shall notify Buyer of the same and Buyer may request that Seller authorize Buyer to conduct specific additional environmental due diligence measures if and to the extent that such measures are required to determine the extent of any potential Environmental Liability relating thereto. Such authorization shall not be unreasonably withheld, conditioned or delayed by Seller. Any such additional environmental due diligence shall be conducted at Buyer's sole expense. Within ten (10) days following the completion of any additional environmental due diligence conducted by Buyer pursuant to this
Section 12.1(g), Buyer shall notify Seller of each incident of potential

Environmental Liability of Seller that Buyer in good faith has determined is reasonably likely to result in Losses in excess of $1,000,000 (each, a "New Material Environmental Liability"). Prior to Closing, Seller may respond to and remedy any New Material Environmental Liability. Any New Material Environmental Liability not responded to and remedied by Seller to Buyer's reasonable satisfaction shall be considered a Retained Environmental Liability for purposes of this Agreement.

                  (h) Indemnity for Due Diligence Activities. Buyer hereby agrees to indemnify and hold harmless Seller, Seller's Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses with respect to persons or property arising out of or in connection with any site visit by Buyer or its environmental consultant(s) and resulting from an act or omission of Buyer or its environmental consultant(s).

                                  ARTICLE XIII
                                 INDEMNIFICATION

         Section 13.1 Indemnification by Seller. From and after Closing and subject to the other provisions of this Article XIII, Seller shall indemnify and hold harmless Buyer, its Representatives, Affiliates, successors and permitted assigns (collectively, the "Buyer Indemnitees") from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Seller in this Agreement not being true and correct when made or when required by this Agreement to be true and correct, or any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement required to be performed prior to Closing;

                  (b) any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement required to be performed after Closing; and

                  (c) the Retained Liabilities, including the Retained Environmental Liabilities.

         Section 13.2 Indemnification by Buyer. From and after Closing and subject to the other provisions of this Article XIII, Buyer shall indemnify and hold harmless Seller, its Representatives, Affiliates, successors and permitted assigns (collectively, the "Seller Indemnitees") from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Buyer in this Agreement not being true and correct when made or when required by this Agreement to be true and correct, or any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement required to be performed prior to Closing;

                  (b) any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement required to be performed after Closing, including the Buyer's IDRB Obligations;

                  (c) Assumed Liabilities, including the Assumed Environmental Liabilities; and

                  (d) any event as a result of which the interest on the Bonds may be included in the gross income of the recipient for purposes of federal income taxation, to the extent such event arises out of or results from any act, negligence, fault or failure of Buyer or any assignee, lessee or successor of Buyer, including any violation of the representations, warranties, covenants and agreements set forth in Section 6.7(a) or Section 6.7(c) or in the Retained IDRB Obligations Agreement executed and delivered by Buyer in accordance with Sections 6.7(a) and 8.1(d).

         Section 13.3 Limitations on Seller's Liability. Notwithstanding anything to the contrary in this Agreement, the liability of Seller under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows:

                  (a) IN NO EVENT SHALL SELLER BE LIABLE TO THE BUYER INDEMNITEES FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES; provided, however, that if Buyer is held liable to a third party for any of such damages and Seller is obligated to indemnify Buyer for the matter that gave rise to such damages, then Seller shall be liable for, and obligated to reimburse Buyer for, such damages.

                  (b) The representations, warranties, covenants and agreements of Seller set forth in this Agreement shall survive the Closing for a period of one year, and all representations, warranties, covenants and agreements of Seller under this Agreement and the indemnities granted by Seller in Section
13.1 shall terminate at 5:00 p.m., local time in Stamford, Connecticut, on the first anniversary of the Closing Date; provided, however, that such indemnities shall survive with respect only to the specific matters that is the subject of a proper Claim Notice delivered in good faith in compliance with the requirements of this Section 13.3 until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution. In no event shall any amounts be recovered from Seller under Section 13.1 or otherwise for any matter for which a Claim Notice is not delivered to Seller prior to the close of business on the applicable date set forth above.

                  (c) Notwithstanding anything to the contrary in this Agreement, in no event shall Seller indemnify the Buyer Indemnitees, or be otherwise liable in any way whatsoever to the Buyer Indemnitees, for any Losses until the Buyer Indemnitees have suffered Losses (determined after giving effect to the provisions of Section 13.3(f)) that are in excess of a deductible in an amount equal to $5,400,000, after which point Seller will be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of such deductible.

                  (d) Notwithstanding anything to the contrary in this Agreement, in no event shall Seller indemnify the Buyer Indemnitees, or be otherwise liable in any way whatsoever to the Buyer Indemnitees, for any Losses that are in excess of an amount equal to $5,400,000.

                  (e) No amount shall be recovered from Seller for the breach or untruth of any of Seller's representations, warranties, covenants or agreements, or for any other matter, to the extent that Buyer had knowledge of such breach, untruth or other matter at or prior to the Closing, nor shall Buyer be entitled to rescission with respect to any such matter.

                  (f) Seller shall have no liability for any claim or Loss (A) that is covered by insurance maintained by or for the benefit of Buyer or any Affiliate of Buyer (including any such insurance coverage applicable to the Business the benefit of which the Buyer will realize) or for which Buyer otherwise recovers payments in respect of such Loss from any other sources (whether in a lump sum or stream of payments) or (B) that is the type normally recoverable by the Business through rates. No cost or expense relating to any such claim or Loss shall be included in determining the extent of Losses suffered by the Buyer Indemnitees for purposes of Section 13.3(c) or Section 13.3(d). Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under Section 13.1, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for a Loss, and (ii) if Buyer has obtained insurance which may cover the claim or matter giving rise to such Loss, then (iii) such insurance shall be primary coverage and Buyer will make a claim under such insurance (if such claim can be made in good faith) before enforcing its right to receive payment from Seller. If at any time subsequent to the receipt by a Buyer Indemnitee of an indemnity payment from Seller hereunder, such Buyer Indemnitee (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Loss for which it receives such indemnity payment, such Buyer Indemnitee shall promptly pay to Seller an amount equal to the amount of such recovery, less (for insurance proceeds only) any out-of-pocket costs incurred by such Buyer Indemnitee (or its Affiliates) in connection with claim preparation and settlement, but in no event shall any such payment exceed the amount of such indemnity payment; provided, that if such net recover reduces the amount of Losses actually incurred by the Buyer Indemnitees below the deductible amount set forth in Section 13.3(c) and if Seller has made other payments to the Buyer Indemnitees for other Losses in excess of such deductible amount, then Buyer also shall promptly pay to Seller an amount equal to the portion of such payments made by Seller that Seller would not have been obligated to make pursuant to Section 13.3(c) had the Losses of the Buyer Indemnitees not included the Losses covered by such net recovery. No other costs or expense relating to any such recovery shall reduce the amount of such payment to Seller.

                  (g) Notwithstanding any language contained in any Related Document (including deeds and other conveyance documents relating to the Real Property), the representations and warranties of Seller set forth in this Agreement will not be merged into any such Related Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement shall control. No provision set forth in any such Related Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

         Section 13.4 Claims Procedure.

                  (a) All claims for indemnification under Section 13.1 or 13.2, or any other provision of this Agreement except as otherwise expressly provided in this Agreement, shall be asserted and resolved pursuant to this Article XIII. Any Person claiming indemnification hereunder referred to as the "Indemnified Party" and any Person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Losses is not prejudiced. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party Losses, or any cross-complaint against any Person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

                  (b) The Indemnified Party shall provide reasonable assistance to the Indemnifying Party and provide access to its books, records and personnel as the Indemnifying Party reasonably requests in connection with the investigation or defense of the Losses. The Indemnifying Party shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnified Party for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

                  (c) With regard to third party claims for which Buyer or Seller is entitled to indemnification under Section 13.1 or 13.2, such indemnification shall be paid by the Indemnifying Party upon: (i) the entry of an Order against the Indemnified Party and the expiration of any applicable appeal period; or (ii) a settlement with the consent of the Indemnifying Party, provided that no such consent need be obtained if the Indemnifying Party fails to respond to the Claim Notice as provided in Section 13.4(a). Notwithstanding the foregoing but subject to Section 13.4(a), and provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party as if such expenses are a liability of the Indemnifying Party.

         Section 13.5 Exclusive Remedy. Except as otherwise provided in Section 6.4, the rights, remedies and obligations of the Buyer Indemnitees and the Seller Indemnitees set forth in this Article XIII will be the exclusive rights, remedies and obligations of such Persons after the Closing with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby. No Proceeding for termination or rescission, or claiming repudiation, of this Agreement or the Bill of Sale may be brought or maintained by either party against the other following the Closing Date no matter how severe, grave or fundamental any breach, default or nonperformance may be by one party. Accordingly, the parties hereby expressly waive and forego any and all rights they may possess to bring any such Proceeding.

         Section 13.6 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

         Section 13.7 Waiver and Release. Buyer, on behalf of itself and each other Buyer Indemnitee, hereby forever waives, relieves, releases and discharges the Seller Indemnitees and their successors and assigns from any and all rights, liabilities, Proceedings (including future Proceedings) and Losses of any Buyer Indemnitee, whether known or unknown at the Closing Date, which any Buyer Indemnitee has or incurs, or may in the future have or incur, arising out of or related to any Assumed Environmental Liability.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         Section 14.1 Expenses. Except as otherwise specifically provided herein, each Party will pay all costs and expenses of its performance of and compliance with this Agreement, except Buyer will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues.

         Section 14.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested (c) sent by overnight delivery via a nationally recognized carrier or (d) by facsimile with completed transmission acknowledged:

                  If to Seller, to:

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, CT 06905
                  Attention:   Robert J. DeSantis
                  Telecopier:  (203) 614-4625

                  with a copy to:

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, CT 06905
                  Attention:   L. Russell Mitten, II
                  Telecopier:  (203) 614-4651
                  and:

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, CT 06905
                  Attention:   J. Michael Love
                  Telecopier:  (203) 614-5201

                  and:

                  Fleischman and Walsh, L.L.P.
                  1400 Sixteenth Street, N.W.
                  Washington, D.C.  20036
                  Attention: Jeffry L. Hardin
                  Telecopier:  (202) 387-3467

                  If to Buyer, to:

                  Kauai Island Utility Co-Op
                  2970 Haleko Road, Suite #205
                  Lihue, Kauai, Hawaii 96766
                  Attention: Gregg Gardiner, Chairman
                  Telecopier:(808) 245-7428

                  with a copy to:

                  David W. Proudfoot, Esq.
                  Belles Graham Proudfoot & Wilson
                  4334 Rice Street, Suite 202
                  Lihue, Kauai, Hawaii 96766
                  Telecopier: (808) 245-3277

or at such other address or number as shall be given in writing by a party to the other party.

         Section 14.3 Assignment. This Agreement may not be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party hereto, such consent not to be unreasonably withheld; provided, however, in the event of any such assignment by a party by operation of law without the consent of the other party as required above, such other party may consent to such assignment after it has occurred and, in such event, this Agreement and all the provisions hereof shall be binding upon the Person receiving such assignment by operation of law. Notwithstanding the foregoing,
(a) Buyer may assign this Agreement, without the prior written consent of Seller, to any direct or indirect wholly-owned subsidiary of Buyer provided such subsidiary assumes in writing all of the duties and obligations of Buyer hereunder (provided that no such assignment by Buyer shall in any way operate to enlarge, alter or change any obligation due to Seller or relieve Buyer of its obligations hereunder if such subsidiary fails to perform such obligations, with the understanding that Buyer shall be jointly and severally liable with such subsidiary for any nonperformance of Buyer's obligations hereunder); and (b) Seller may assign all or part of its rights or delegate all or part of its duties under this Agreement, without the prior written consent of Buyer, to a qualified intermediary chosen by Seller to structure all or part of the transactions contemplated hereby as a like-kind exchange of property covered by
Section 1031 of the IRC.





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


         Section 14.4 Successor Bound. Subject to the provisions of Section 14.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 14.5 Governing Law. The validity, performance, and enforcement of this Agreement and all Related Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state.

         Section 14.6 Dispute Resolution. Except as otherwise provided in Sections 3.3(c) and 6.4, and this Section 14.6, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Either party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in San Francisco, California. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and
(ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages. The arbitrator shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrator's decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator; provided, however, that if the arbitrator determines that the position taken in the Dispute by the nonprevailing party taken as a whole is unreasonable, the arbitrator may order the nonprevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association.

                  (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 14.6 and (ii) if any party, as part of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 14.6.

         Section 14.7 Cooperation. Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

         Section 14.8 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Buyer and Seller, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Seller hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

                  Section 14.9 Publicity. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

         Section 14.10 Waiver. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

         Section 14.11 Parties in Interest. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder; provided, however, that the indemnification provisions in Article XIII shall inure to the benefit of the Buyer Indemnitees and the Seller Indemnitees as provided therein.

         Section 14.12 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 14.13 Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

         Section 14.14 Entire Agreement. This Agreement, the Exhibits and Schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto, and supersede all prior agreements, both written and oral, between Buyer and Seller. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not any explicit cross-reference appears therein.

         Section 14.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 14.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                          CITIZENS UTILITIES COMPANY




                                          By: __________________________________
                                              Robert J. DeSantis,
                                              Chief Financial Officer and
                                              Vice President




ATTEST:                                   KAUAI ISLAND UTILITY CO-OP



__________________________________        By: __________________________________
Secretary                                     Gregg Gardiner, Chairman and
                                              President












     [Signature page to Purchase and Sale Agreement (Kauai Electric) between
           Citizens Utilities Company and Kauai Island Utility Co-Op,
                         dated as of February 11, 2000.]








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